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          As filed with the Securities and Exchange Commission on April 27, 2001
                                                     1940 Act File No. 811-09599

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM N-1A

       REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940 [X]

                               Amendment No. 2 [X]

                            STATE STREET MASTER FUNDS
                      (FORMERLY STATE STREET MASTER TRUST)
               (Exact Name of Registrant as Specified in Charter)

                 P.O. BOX 1713, BOSTON, MASSACHUSETTS 02105-1713
                    (Address of Principal Executive Offices)

                                 (617) 662-3968
                         (Registrant's Telephone Number)

                      Julie A. Tedesco, Assistant Secretary
                                   PO Box 1713
                        Boston, Massachusetts 02105-1713
                     (Name and Address of Agent for Service)

                                    Copy to:

                               Timothy W. Diggins
                                  Ropes & Gray
                             One International Place
                        Boston, Massachusetts 02110-2624

EXPLANATORY NOTE

         This Registration Statement on Form N-1A has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the "1940 Act"). However, beneficial interests in the Registrant are not registered under the Securities Act of 1933 (the "1933 Act") because such interests are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant may only be made by domestic investment companies, institutional client separate accounts, 401(k) plan assets, common or commingled trust funds or collective investment trusts or similar
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organizations or entities that are "accredited investors" within the meaning of
Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, within the meaning of the 1933 Act, any beneficial interests in the Registrant.

PART A-STATE STREET EQUITY 500 INDEX PORTFOLIO

         We have omitted responses to Items 1, 2, 3, 5 and 9 pursuant to paragraph 2(b) of General Instruction B to Form N-1A.

INTRODUCTION

         State Street Master Funds (the "Trust") is a no-load, open-end management investment company. It was organized as a trust under the laws of The Commonwealth of Massachusetts on July 27, 1999. The Trust issues beneficial interests solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"). Only investment companies, institutional client separate accounts, 401(k) plan assets, common or commingled trust funds or collective investment trusts or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act may invest in the Trust. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act. The State Street Equity 500 Index Portfolio, the State Street Equity 400 Index Portfolio, the State Street Equity 2000 Index Portfolio, the State Street MSCI(R) EAFE(R) Index Portfolio and the State Street Aggregate Bond Index Portfolio (the "Equity 500 Index Portfolio," the "Equity 400 Index Portfolio," the "Equity 2000 Index Portfolio," the "MSCI(R) EAFE(R) Index Portfolio" and the "Aggregate Bond Index Portfolio" respectively, and each a "Portfolio") are each a diversified separate series of the Trust.

ITEM 4. INVESTMENT OBJECTIVE, PRINCIPAL INVESTMENT STRATEGIES, AND RELATED RISKS

         The investment objective, principal strategies and risks of the Equity 500 Index Portfolio are described below; the investment objectives, principal strategies and risks of the Equity 400 Index Portfolio, the Equity 2000 Index Portfolio, the MSCI(R) EAFE(R) Index Portfolio and the Aggregate Bond
Index Portfolio are described separately. See Part B for a description of certain fundamental investment restrictions for the Equity 500 Index Portfolio.

SUMMARY

         Investment Objective. The Equity 500 Index Portfolio's investment objective is to replicate as closely as possible, before expenses, the performance of the Standard & Poor's 500 Composite Stock Price Index (the "S&P 500 Index" or the "Index"). There is no assurance that the Equity 500 Index Portfolio will achieve its investment objective.

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         Principal Investment Strategies. The Equity 500 Index Portfolio uses a passive management strategy designed to track the performance of the S&P 500 Index. The S&P 500 Index is a well-known stock market index that includes common stocks of 500 companies from several industrial sectors representing a significant portion of the market value of all stocks publicly traded in the United States. (For a discussion of how the securities in the S&P 500 Index are selected, see "Other Investment Considerations and Risks - The S&P 500 Index," below.)

         The Equity 500 Index Portfolio is not managed according to traditional methods of "active" investment management, which involve the buying and selling of securities based upon economic, financial and market analysis and investment judgment. Instead, the Portfolio, using a "passive" or "indexing" investment approach, attempts to replicate, before expenses, the performance of the S&P 500 Index. The Equity 500 Index Portfolio's investment adviser is SSgA Funds Management, Inc. (the "Adviser"), a subsidiary of State Street Corporation. The Adviser seeks a correlation of 0.95 or better between the Portfolio's performance and the performance of the Index; a figure of 1.00 would represent perfect correlation.

         The Equity 500 Index Portfolio intends to invest in all 500 stocks comprising the Index in proportion to their weightings in the Index. However, under various circumstances, it may not be possible or practicable to purchase all 500 stocks in those weightings. In those circumstances, the Portfolio may purchase a sample of the stocks in the Index in proportions expected by the Adviser to replicate generally the performance of the Index as a whole. In addition, from time to time stocks are added to or removed from the Index. The Equity 500 Index Portfolio may sell stocks that are represented in the Index, or purchase stocks that are not yet represented in the Index, in anticipation of their removal from or addition to the Index.

         In addition, the Equity 500 Index Portfolio may at times purchase or sell futures contracts on the Index, or options on those futures, in lieu of investment directly in the stocks making up the Index. The Portfolio might do so, for example, in order to increase its investment exposure pending investment of cash in the stocks comprising the Index. Alternatively, the Portfolio might use futures or options on futures to reduce its investment exposure in situations where it intends to sell a portion of the stocks in its portfolio but the sale has not yet been completed. The Equity 500 Index Portfolio may also, to the extent permitted by applicable law, invest in shares of other mutual funds whose investment objectives and policies are similar to those of the Equity 500 Index Portfolio. The Equity 500 Index Portfolio may also enter into other derivatives transactions, including the purchase or sale of options or entering into swap transactions, to assist in replicating the performance of the Index.

Principal risks of investing in the Equity 500 Index Portfolio

- Stock values could decline generally or could under-perform other investments.

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-        Because the S&P 500 Index includes mainly large U.S. companies, the
         Equity 500 Index Portfolio's investments consist mainly of stocks of large U.S. companies. Returns on investments in stocks of large U.S. companies could trail the returns on investments in stocks of smaller companies.

- The Equity 500 Index Portfolio's return may not match the return of the Index for a number of reasons. For example, the Equity 500 Index Portfolio incurs a number of operating expenses not applicable to the Index, and incurs costs in buying and selling securities. The Equity 500 Index Portfolio may not be fully invested at times, either as a result of cash flows into the Portfolio or reserves of cash held by the Portfolio to meet redemptions. The return on the sample of stocks purchased by the Adviser, or futures or other derivative positions taken by the Adviser, to replicate the performance of the Index may not correlate precisely with the return on the Index.

THE EQUITY 500 INDEX PORTFOLIO'S BENEFICIAL INTERESTS WILL CHANGE IN VALUE, AND YOU COULD LOSE MONEY BY INVESTING IN THE PORTFOLIO. THE EQUITY 500 INDEX PORTFOLIO MAY NOT ACHIEVE ITS OBJECTIVE. AN INVESTMENT IN THE EQUITY 500 INDEX PORTFOLIO IS NOT A DEPOSIT WITH A BANK AND IS NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

OTHER INVESTMENT CONSIDERATIONS AND RISKS

         The S&P 500 Index. The S&P 500 Index is a well-known stock market index that includes common stocks of 500 companies from several industrial sectors representing a significant portion of the market value of all common stocks publicly traded in the United States, most of which are listed on the New York Stock Exchange, Inc. (the "NYSE"). Stocks in the S&P 500 Index are weighted according to their market capitalizations (i.e., the number of shares outstanding multiplied by the stock's current price). The companies selected for inclusion in the S&P 500 Index generally have the largest market value within their respective industries. The composition of the S&P 500 Index is determined by Standard & Poor's and is based on such factors as the market capitalization and trading activity of each stock and its adequacy as a representation of stocks in a particular industry group, and may be changed from time to time. "Standard & Poor's(R)," "S&P," "S&P 500," "Standard & Poor's 500" and "500" are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by the Equity 500 Index Portfolio. The Equity 500 Index Portfolio is not sponsored, endorsed, sold or promoted by S&P, and S&P makes no representation regarding the advisability of investing in the Portfolio.

         Index futures contracts and related options. The Equity 500 Index Portfolio may buy and sell futures contracts on the Index and options on those futures contracts. An "index futures" contract is a contract to buy or sell units of an index at an agreed price on a specified future date. Depending on the change in value of the index between the time when the Equity 500 Index Portfolio enters into and terminates an index future or option transaction, the Portfolio realizes a gain or loss. Options and futures transactions involve risks. For example, it is possible that changes in the prices of futures contracts on the

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Index will not correlate precisely with changes in the value of the Index. In those cases, use of futures contracts and related options might decrease the correlation between the return of the Equity 500 Index Portfolio and the return of the Index. In addition, the Equity 500 Index Portfolio incurs transaction costs in entering into, and closing out, positions in futures contracts and related options. These costs typically have the effect of reducing the correlation between the return of the Equity 500 Index Portfolio and the return of the Index.

         Other derivative transactions. The Equity 500 Index Portfolio may enter into derivatives transactions involving options and swaps. These transactions involve many of the same risks as those described above under "Index Futures Contracts and Related Options." In addition, since many of such transactions are conducted directly with counterparties, and not on an exchange or board of trade, the Equity 500 Index Portfolio's ability to realize any investment return on such transactions may be dependent on the counterparty's ability or willingness to meet its obligations.

         Repurchase agreements and securities loans. The Equity 500 Index Portfolio may enter into repurchase agreements and securities loans. Under a repurchase agreement, the Equity 500 Index Portfolio purchases a debt instrument for a relatively short period (usually not more than one week), which the seller agrees to repurchase at a fixed time and price, representing the Portfolio's cost plus interest. Under a securities loan, the Equity 500 Index Portfolio lends portfolio securities. The Equity 500 Index Portfolio will enter into repurchase agreements and securities loans only with commercial banks and with registered broker-dealers who are members of a national securities exchange or market makers in government securities, and in the case of repurchase agreements, only if the debt instrument is a U.S. government security. Although the Adviser will monitor these transactions to ensure that they will be fully collateralized at all times, the Equity 500 Index Portfolio bears a risk of loss if the other party defaults on its obligation and the Portfolio is delayed or prevented from exercising its rights to dispose of the collateral. If the other party should become involved in bankruptcy or insolvency proceedings, it is possible that the Equity 500 Index Portfolio may be treated as an unsecured creditor and be required to return the underlying collateral to the other party's estate.

         Changes in policies. The Trust's Trustees may change the Equity 500 Index Portfolio's investment strategies and other policies without interestholder approval, except as otherwise indicated. The Trustees will not materially change the Equity 500 Index Portfolio's investment objective without interestholder approval.

ITEM 6.  MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE

         The Trustees of the Trust are responsible for generally overseeing the conduct of the Trust's business. Subject to such policies as the Trustees may determine, the Adviser furnishes a continuing investment program for the Equity 500 Index Portfolio and makes investment decisions on its behalf.

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         The Adviser, subject to the supervision of the Board of Trustees, is responsible for the investment management of the Equity 500 Index Portfolio. Prior to May 1, 2000, the Equity 500 Index Portfolio's investment adviser was State Street Bank and Trust Company ("State Street"), a subsidiary of State Street Corporation. As of December 31, 2000, the Adviser and its affiliates managed approximately $724.5 billion in assets. The Adviser's and State Street's principal address is Two International Place, Boston, Massachusetts 02110.

         The Adviser places all orders for purchases and sales of the Equity 500 Index Portfolio's investments. In selecting broker-dealers, the Adviser may consider research and brokerage services furnished to it and its affiliates. Affiliates of the Adviser may receive brokerage commissions from the Equity 500 Index Portfolio in accordance with procedures adopted by the Trustees under the Investment Company Act of 1940 (the "1940 Act").

ADMINISTRATOR

         State Street is the administrator for the Equity 500 Index Portfolio and the custodian for the Portfolio's assets, and serves as the transfer agent to the Portfolio.

ADVISORY FEE

         As compensation for the Adviser's services to the Equity 500 Index Portfolio as investment adviser and State Street's services as administrator, custodian and transfer agent (and for assuming certain ordinary operating expenses), the Portfolio is obligated to pay a fee of 0.045% of the Portfolio's average daily net assets.

LENDING AGENT

         State Street is the lending agent for the Trust. In such capacity, it causes the delivery of loaned securities from the Equity 500 Index Portfolio to borrowers, arranges for the return of loaned securities to the Portfolio at the termination of loans, requests deposit of collateral, monitors the daily the value of the loaned securities and collateral, requests that borrowers add to the collateral when required by the loan agreements, and provides recordkeeping and accounting services necessary for the operation of the program. For its services, the lending agent receives a portion of the net investment income, if any, earned on the collateral for the securities loaned.

ITEM 7.  INTERESTHOLDER INFORMATION

DETERMINATION OF NET ASSET VALUE

         The Equity 500 Index Portfolio's net asset value is calculated on each day the New York Stock Exchange (the "NYSE") is open for trading at the close of regular

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trading on the NYSE. The net asset value is based on the market value of the securities held in the Portfolio. The net asset value per beneficial interest is calculated by dividing the value of the net asset value of the Portfolio by the number of interests outstanding. If quotations are not readily available, the portfolio securities will be valued by methods approved by the Board of Trustees intended to reflect fair value.

PURCHASING BENEFICIAL INTERESTS

         The Equity 500 Index Portfolio issues beneficial interests solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investment companies, institutional client separate accounts, 401(k) plan assets, common and commingled trust funds or collective investment trusts or similar organizations that are "accredited investors" within the meaning of Regulation D of the 1933 Act are the only investors currently permitted to invest in the Equity 500 Index Portfolio.

         Investors pay no sales load to invest in this Portfolio. The price for Equity 500 Index Portfolio beneficial interests is the net asset value per beneficial interest. Beneficial interests will be priced at the net asset value next calculated after the purchase order is accepted by the Portfolio.

         The minimum initial investment in the Equity 500 Index Portfolio is $25 million, although the Adviser may waive the minimum in its discretion. There is no minimum subsequent investment. The Equity 500 Index Portfolio intends to be as fully invested as is practicable; therefore, investments must be made either in Federal Funds (i.e., monies credited to the account of the Portfolio's custodian bank by a Federal Reserve Bank) or securities acceptable to the Adviser. (Please consult your tax adviser regarding in-kind transactions.) The Equity 500 Index Portfolio reserves the right to cease accepting investments at any time or to reject any investment order.

REDEEMING BENEFICIAL INTERESTS

         An investor may withdraw all or any portion of its investment at the net asset value next determined after it submits a withdrawal request, in proper form, to the Equity 500 Index Portfolio. The Equity 500 Index Portfolio will pay the proceeds of the withdrawal either in Federal Funds or in securities ("in-kind") at the discretion of the Adviser, normally on the next Portfolio business day after the withdrawal, but in any event no more than seven days after the withdrawal. (Please consult your tax adviser regarding in-kind transactions.) At the request of an investor, the Equity 500 Index Portfolio will normally redeem in-kind to the investor. Investments in the Equity 500 Index Portfolio may not be transferred. The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

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TAX CONSIDERATIONS

         The Equity 500 Index Portfolio does not expect to be subject to any income tax, as it has been determined that it will be properly treated as a partnership for federal and state income tax purposes. Each investor in the Equity 500 Index Portfolio, however, will be taxable on its allocable share (as determined in accordance with the governing instruments of the Trust) of the Portfolio's ordinary income and capital gain in determining its income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

         The Equity 500 Index Portfolio expects to manage its assets and income in such a way that an investment company investing in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code, assuming that it invests all of its assets in the Portfolio.

ITEM 8.  DISTRIBUTION ARRANGEMENTS

Not applicable.

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PART A-STATE STREET EQUITY 400 INDEX PORTFOLIO

         We have omitted responses to Items 1, 2, 3, 5 and 9 pursuant to paragraph 2(b) of General Instruction B to Form N-1A.

INTRODUCTION

                  State Street Master Funds is a no-load, open-end management investment company. It was organized as a trust under the laws of The Commonwealth of Massachusetts on July 27, 1999. The Trust issues beneficial interests solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"). Only investment companies, institutional client separate accounts, 401(k) plan assets, common or commingled trust funds or collective investment trusts or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act may invest in the Trust. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act. The State Street Equity 500 Index Portfolio, the State Street Equity 400 Index Portfolio, the State Street Equity 2000 Index Portfolio, the State Street MSCI(R) EAFE(R) Index Portfolio and the State Street
Aggregate Bond Index Portfolio (the "Equity 500 Index Portfolio," the "Equity 400 Index Portfolio," the "Equity 2000 Index Portfolio," the "MSCI(R)
EAFE(R) Index Portfolio" and the "Aggregate Bond Index Portfolio" respectively, and each a "Portfolio") are each a diversified separate series of the Trust.

ITEM 4. INVESTMENT OBJECTIVE, PRINCIPAL INVESTMENT STRATEGIES, AND RELATED RISKS

         The investment objective, principal strategies and risks of the Equity 400 Index Portfolio are described below; the investment objectives, principal strategies and risks of the Equity 500 Index Portfolio, the Equity 2000 Index Portfolio, the MSCI(R) EAFE(R) Index Portfolio and the Aggregate Bond
Index Portfolio are described separately. See Part B for a description of certain fundamental investment restrictions for the Equity 400 Index Portfolio.

SUMMARY

         Investment Objective. The Equity 400 Index Portfolio's investment objective is to replicate as closely as possible, before expenses, the performance of the Standard & Poor's MidCap 400 Composite Stock Price Index (the "S&P 400 Index" or the "Index"). There is no assurance that the Equity 400 Index Portfolio will achieve its investment objective.

         Principal Investment Strategies. The Equity 400 Index Portfolio uses a passive management strategy designed to track the performance of the S&P 400 Index. The S&P 400 Index is a well-known stock market index that includes common stocks of 400

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mid-sized companies from several industrial sectors representing a large cross-section of mid-cap stocks publicly traded in the United States. (For a discussion of how the securities in the S&P 400 Index are selected, see "Other Investment Considerations and Risks - The S&P 400 Index," below.)

         The Equity 400 Index Portfolio is not managed according to traditional methods of "active" investment management, which involve the buying and selling of securities based upon economic, financial and market analysis and investment judgment. Instead, the Portfolio, using a "passive" or "indexing" investment approach, attempts to replicate, before expenses, the performance of the S&P 400 Index. The Equity 400 Index Portfolio's investment adviser is SSgA Funds Management, Inc. (the "Adviser"), a subsidiary of State Street Corporation. The Adviser seeks a correlation of 0.95 or better between the Portfolio's performance and the performance of the Index; a figure of 1.00 would represent perfect correlation.

         The Equity 400 Index Portfolio intends to invest in all of the stocks comprising the Index in proportion to their weightings in the Index. However, under various circumstances, it may not be possible or practicable to purchase all 400 stocks in those weightings. In those circumstances, the Portfolio may purchase a sample of the stocks in the Index in proportions expected by the Adviser to replicate generally the performance of the Index as a whole. In addition, from time to time stocks are added to or removed from the Index. The Equity 400 Index Portfolio may sell stocks that are represented in the Index, or purchase stocks that are not yet represented in the Index, in anticipation of their removal from or addition to the Index.

         In addition, the Equity 400 Index Portfolio may at times purchase or sell futures contracts on the Index, or options on those futures, in lieu of investment directly in the stocks making up the Index. The Portfolio might do so, for example, in order to increase its investment exposure pending investment of cash in the stocks comprising the Index. Alternatively, the Equity 400 Index Portfolio might use futures or options on futures to reduce its investment exposure in situations where it intends to sell a portion of the stocks in its portfolio but the sale has not yet been completed. The Equity 400 Index Portfolio may also, to the extent permitted by applicable law, invest in shares of other mutual funds whose investment objectives and policies are similar to those of the Equity 400 Index Portfolio. The Equity 400 Index Portfolio may also enter into other derivatives transactions, including the purchase or sale of options or entering into swap transactions, to assist in replicating the performance of the Index.

Principal risks of investing in the Equity 400 Index Portfolio

- Stock values could decline generally or could under-perform other investments.

- Because the S&P 400 Index includes stocks mainly of mid-capitalization ("mid-cap") companies, the Equity 400 Index Portfolio's investments consist mainly of stocks of mid-cap companies. Returns on investments in mid-cap stocks could be more volatile than, or trail the returns on, investments in larger or smaller

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         capitalization ("large-cap" and "small-cap," respectively) U.S. stocks.

- Mid-cap companies may be more likely than large-cap companies to have relatively limited product lines, markets or financial resources, or depend on a few key employees.

- The Equity 400 Index Portfolio's return may not match the return of the Index for a number of reasons. For example, the Portfolio incurs a number of operating expenses not applicable to the Index, and incurs costs in buying and selling securities. The Equity 400 Index Portfolio may not be fully invested at times, either as a result of cash flows into the Portfolio or reserves of cash held by the Portfolio to meet redemptions. The return on the sample of stocks purchased by the Adviser, or futures or other derivative positions taken by the Adviser, to replicate the performance of the Index may not correlate precisely with the return on the Index.

THE EQUITY 400 INDEX PORTFOLIO'S BENEFICIAL INTERESTS WILL CHANGE IN VALUE, AND YOU COULD LOSE MONEY BY INVESTING IN THE PORTFOLIO. THE EQUITY 400 INDEX PORTFOLIO MAY NOT ACHIEVE ITS OBJECTIVE. AN INVESTMENT IN THE EQUITY 400 INDEX PORTFOLIO IS NOT A DEPOSIT WITH A BANK AND IS NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

OTHER INVESTMENT CONSIDERATIONS AND RISKS

         The S&P 400 Index. The S&P 400 Index is a well-known stock market index that includes common stocks of 400 companies from several industrial sectors representing a large cross-section of mid-cap stocks publicly traded in the United States, most of which are listed on the New York Stock Exchange, Inc. (the "NYSE"). Unlike the S&P 500 Index, which is designed to represent the performance of the large-cap sector of the U.S. securities market, the S&P 400 Index is designed to represent the performance of the mid-cap sector of the U.S. securities market. Stocks in the S&P 400 Index are weighted according to their market capitalizations (i.e., the number of shares outstanding multiplied by the stock's current price). The companies selected for inclusion in the S&P 400 Index generally have market values between $800 million and $3 billion, depending upon current equity market valuations. (Stocks in the S&P 400 Index will not simultaneously be listed in the S&P 500 Index.) The composition of the S&P 400 Index is determined by Standard and Poor's and is based on such factors as the market capitalization and trading activity of each stock and its adequacy as a representation of stocks in a particular industry group, and may be changed from time to time. "Standard & Poor's(R)," "S&P," "S&P 400," "Standard & Poor's 400" and "400" are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by the Equity 400 Index Portfolio. The Equity 400 Index Portfolio is not sponsored, endorsed, sold or promoted by S&P, and S&P makes no representation regarding the advisability of investing in the Portfolio.

         Index futures contracts and related options. The Equity 400 Index Portfolio may buy and sell futures contracts on the Index and options on those futures contracts. An

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"index futures" contract is a contract to buy or sell units of an index at an agreed price on a specified future date. Depending on the change in value of the index between the time when the Portfolio enters into and terminates an index future or option transaction, the Portfolio realizes a gain or loss. Options and futures transactions involve risks. For example, it is possible that changes in the prices of futures contracts on the Index will not correlate precisely with changes in the value of the Index. In those cases, use of futures contracts and related options might decrease the correlation between the return of the Equity 400 Index Portfolio and the return of the Index. In addition, the Equity 400 Index Portfolio incurs transaction costs in entering into, and closing out, positions in futures contracts and related options. These costs typically have the effect of reducing the correlation between the return of the Portfolio and the return of the Index.

         Other derivative transactions. The Equity 400 Index Portfolio may enter into derivatives transactions involving options and swaps. These transactions involve many of the same risks as those described above under "Index Futures Contracts and Related Options." In addition, since many of such transactions are conducted directly with counterparties, and not on an exchange or board of trade, the Equity 400 Index Portfolio's ability to realize any investment return on such transactions may be dependent on the counterparty's ability or willingness to meet its obligations.

         Repurchase agreements and securities loans. The Equity 400 Index Portfolio may enter into repurchase agreements and securities loans. Under a repurchase agreement, the Portfolio purchases a debt instrument for a relatively short period (usually not more than one week), which the seller agrees to repurchase at a fixed time and price, representing the Portfolio's cost plus interest. Under a securities loan, the Portfolio lends portfolio securities. The Equity 400 Index Portfolio will enter into repurchase agreements and securities loans only with commercial banks and with registered broker-dealers who are members of a national securities exchange or market makers in government securities, and in the case of repurchase agreements, only if the debt instrument is a U.S. government security. Although the Adviser will monitor these transactions to ensure that they will be fully collateralized at all times, the Equity 400 Index Portfolio bears a risk of loss if the other party defaults on its obligation and the Portfolio is delayed or prevented from exercising its rights to dispose of the collateral. If the other party should become involved in bankruptcy or insolvency proceedings, it is possible that the Equity 400 Index Portfolio may be treated as an unsecured creditor and be required to return the underlying collateral to the other party's estate.

         Changes in policies. The Trust's Trustees may change the Equity 400 Index Portfolio's investment strategies and other policies without interestholder approval, except as otherwise indicated. The Trustees will not materially change the Equity 400 Index Portfolio's investment objective without interestholder approval.

ITEM 6. MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE

         The Trustees of the Trust are responsible for generally overseeing the conduct of the Trust's business. Subject to such policies as the Trustees may determine, the Adviser furnishes a continuing investment program for the Equity 400 Index Portfolio and makes investment decisions on its behalf.

         The Adviser, subject to the supervision of the Board of Trustees, will be responsible for the investment management of the Equity 400 Index Portfolio. Prior to May 1, 2001, the Equity 400 Index Portfolio's investment adviser was State Street Bank and Trust Company ("State Street"), a subsidiary of State Street Corporation. As of December 31, 2000, the Adviser and its affiliates managed approximately $724.5 billion in assets. The Adviser's and State Street's principal address is Two International Place, Boston, Massachusetts 02110.

         The Adviser places all orders for purchases and sales of the Equity 400 Index Portfolio's investments. In selecting broker-dealers, the Adviser may consider research and brokerage services furnished to it and its affiliates. Affiliates of the Adviser may receive brokerage commissions from the Equity 400 Index Portfolio in accordance with procedures adopted by the Trustees under the Investment Company Act of 1940 (the "1940 Act").

ADMINISTRATOR

         State Street is the administrator for the Equity 400 Index Portfolio and the custodian for the Portfolio's assets, and serves as the transfer agent to the Portfolio.

ADVISORY FEE

         As compensation for the Adviser's services to the Equity 400 Index Portfolio as investment adviser and State Street's services as administrator, custodian and transfer agent (and for assuming certain ordinary operating expenses), the Portfolio is obligated to pay a fee of 0.08% of the Portfolio's average daily net assets.

LENDING AGENT

         State Street is the lending agent for the Trust. In such capacity, it causes the delivery of loaned securities from the Equity 400 Index Portfolio to borrowers, arranges for the return of loaned securities to the Portfolio at the termination of loans, requests deposit of collateral, monitors daily the value of the loaned securities and collateral, requests that borrowers add to the collateral when required by the loan agreements, and provides recordkeeping and accounting services necessary for the operation of the program. For its services, the lending agent receives a portion of the net investment income, if any, earned on the collateral for the securities loaned.

ITEM 7.  INTERESTHOLDER INFORMATION

DETERMINATION OF NET ASSET VALUE

         The Equity 400 Index Portfolio's net asset value is calculated on each day the NYSE is open for trading at the close of regular trading on the NYSE. The net asset value is based on the market value of the securities held in the Equity 400 Index Portfolio. The net asset value per beneficial interest is calculated by dividing the value of the net asset value of the Portfolio by the number of interests outstanding. If quotations are not readily available, the portfolio securities will be valued by methods approved by the Board of Trustees intended to reflect fair value.

PURCHASING BENEFICIAL INTERESTS

         The Equity 400 Index Portfolio issues beneficial interests solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investment companies, institutional client separate accounts, 401(k) plan assets, common and commingled trust funds or collective investment trusts or similar organizations that are "accredited investors" within the meaning of Regulation D of the 1933 Act are the only investors currently permitted to invest in the Equity 400 Index Portfolio.

         Investors pay no sales load to invest in this Portfolio. The price for Equity 400 Index Portfolio beneficial interests is the net asset value per beneficial interest. Beneficial interests be priced at the net asset value next calculated after the purchase order is accepted by the Portfolio.

         The minimum initial investment in the Equity 400 Index Portfolio is $25 million, although the Adviser may waive the minimum in its discretion. There is no minimum subsequent investment. The Equity 400 Index Portfolio intends to be as fully invested as is practicable; therefore, investments must be made either in Federal Funds (i.e., monies credited to the account of the Portfolio's custodian bank by a Federal Reserve Bank) or securities acceptable to the Adviser. (Please consult your tax adviser regarding in-kind transactions.) The Equity 400 Index Portfolio reserves the right to cease accepting investments at any time or to reject any investment order.

REDEEMING BENEFICIAL INTERESTS

         An investor may withdraw all or any portion of its investment at the net asset value next determined after it submits a withdrawal request, in proper form, to the Equity 400 Index Portfolio. The Portfolio will pay the proceeds of the withdrawal either in Federal Funds or in securities at the discretion of the Adviser, normally on the next Portfolio business day after the withdrawal, but in any event no more than seven days after the withdrawal. (Please consult your tax adviser regarding in-kind transactions.) At the request of an investor, the Equity 400 Index Portfolio will normally redeem in-kind to the investor. Investments in the Equity 400 Index Portfolio may not be transferred. The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

TAX CONSIDERATIONS

         The Equity 400 Index Portfolio does not expect to be subject to any income tax, as it has been determined that it will be properly treated as a partnership for federal and state income tax purposes. Each investor in the Equity 400 Index Portfolio, however, will be taxable on its allocable share (as determined in accordance with the governing instruments of the Trust) of the Portfolio's ordinary income and capital gain in determining its income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

         The Equity 400 Index Portfolio expects to manage its assets and income in such a way that an investment company investing in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code, assuming that it invests all of its assets in the Equity 400 Index Portfolio.

ITEM 8. DISTRIBUTION ARRANGEMENTS

Not applicable.

PART A-STATE STREET EQUITY 2000 INDEX PORTFOLIO

         We have omitted responses to Items 1, 2, 3, 5 and 9 pursuant to paragraph 2(b) of General Instruction B to Form N-1A.

INTRODUCTION

                  State Street Master Funds is a no-load, open-end management investment company. It was organized as a trust under the laws of The Commonwealth of Massachusetts on July 27, 1999. The Trust issues beneficial interests solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"). Only investment companies, institutional client separate accounts, 401(k) plan assets, common or commingled trust funds or collective investment trusts or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act may invest in the Trust. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act. The State Street Equity 500 Index Portfolio, the State Street Equity 400 Index Portfolio, the State Street Equity 2000 Index Portfolio, the State Street MSCI(R) EAFE(R) Index Portfolio and the State Street
Aggregate Bond Index Portfolio (the "Equity 500 Index Portfolio," the "Equity 400 Index Portfolio," the "Equity 2000 Index Portfolio," the "MSCI(R)
EAFE(R) Index Portfolio" and the "Aggregate Bond Index Portfolio" respectively, and each a "Portfolio") are each a diversified separate series of the Trust.

ITEM 4. INVESTMENT OBJECTIVE, PRINCIPAL INVESTMENT STRATEGIES, AND RELATED RISKS

         The investment objective, principal strategies and risks of the Equity 2000 Index Portfolio are described below; the investment objectives, principal strategies and risks of the Equity 500 Index Portfolio, the Equity 400 Index Portfolio, the MSCI(R) EAFE(R) Index Portfolio and the Aggregate Bond
Index Portfolio are described separately. See Part B for a description of certain fundamental investment restrictions for the Equity 2000 Index Portfolio.

SUMMARY

         Investment Objective. The Equity 2000 Index Portfolio's investment objective is to replicate as closely as possible, before expenses, the performance of the Russell 2000 Index. There is no assurance that the Equity 2000 Index Portfolio will achieve its investment objective.

         Principal Investment Strategies. The Equity 2000 Index Portfolio uses a management strategy designed to track the performance of the Russell 2000 Index. The Russell 2000 Index is one of the most widely accepted benchmarks of U.S. small capitalization stock market total return. It includes the 2,000 smallest capitalization stocks of the 3,000 largest capitalization U.S. stocks.

         The Equity 2000 Index Portfolio, using an "indexing" investment approach, attempts to replicate, before expenses, the performance of the Russell 2000 Index. The Equity 2000 Index Portfolio's investment adviser is SSgA Funds Management, Inc. (the "Adviser"), a subsidiary of State Street Corporation. The Adviser seeks a correlation of 0.95 or better between the Equity 2000 Index Portfolio's performance and the performance of the Index; a figure of 1.00 would represent perfect correlation.

         The Equity 2000 Index Portfolio may invest in all of the stocks comprising the Index in proportion to their weightings in the Index. However, under various circumstances, it may not be possible or practicable to purchase all of those stocks in those weightings. In those circumstances, the Portfolio may purchase a sample of the stocks in the Index in proportions expected by the Adviser to replicate generally the performance of the Index as a whole. In addition, from time to time stocks are added to or removed from the Index. The Equity 2000 Index Portfolio may sell stocks that are represented in the Index, or purchase stocks that are not yet represented in the Index, in anticipation of their removal from or addition to the Index.

         In addition, the Equity 2000 Index Portfolio may at times purchase or sell futures contracts on the Index or on securities, or options on those futures, in lieu of investment directly in debt securities. The Portfolio might do so, for example, in order to increase its investment exposure pending investment in debt securities. Alternatively, the Portfolio might use futures or options on futures to reduce its investment exposure in situations where it intends to sell a portion of the securities in its portfolio but the sale has not yet been completed. The Equity 2000 Index Portfolio may also, to the extent permitted by applicable law, invest in shares of other mutual funds whose investment objectives and policies are similar to those of the Portfolio. The Equity 2000 Index Portfolio may also enter into other derivatives transactions, including the purchase or sale of options or entering into swap transactions, to assist in replicating the performance of the Index.

Principal risks of investing in the Equity 2000 Index Portfolio

- Stock values could decline generally, or could under-perform other investments.

- Because the Russell 2000 Index includes primarily stocks of small-capitalization ("small-cap") companies, the Equity 2000 Index Portfolio's investments consist mainly of stocks of small-cap companies. Returns on investments in stocks of small U.S. companies could be more volatile than, or trail the returns on, investments in stocks of larger or medium capitalization ("large-cap" and "mid-cap," respectively) companies.

- Small companies may be more likely than mid-cap and large-cap companies to have relatively limited product lines, markets or financial resources, or depend on a few key employees.

- The Equity 2000 Index Portfolio's return may not match the return of the Index for a number of reasons. For example, the return on the securities and other investments selected by the Adviser may not correlate precisely with the return on the Index. The Equity 2000 Index Portfolio incurs a number of operating expenses not applicable to the Index, and incurs costs in buying and selling securities. The Equity 2000 Index Portfolio may not be fully invested at times, either as a result of cash flows into the Portfolio or reserves of cash held by the Portfolio to meet redemptions. The return on the sample of stocks purchased by the Adviser, or futures or other derivative positions taken by the Adviser, to replicate the performance of the Index may not correlate precisely with the return on the Index.

THE EQUITY 2000 INDEX PORTFOLIO'S SHARES WILL CHANGE IN VALUE, AND YOU COULD LOSE MONEY BY INVESTING IN THE PORTFOLIO. THE EQUITY 2000 INDEX PORTFOLIO MAY NOT ACHIEVE ITS OBJECTIVE. AN INVESTMENT IN THE EQUITY 2000 INDEX PORTFOLIO IS NOT A DEPOSIT WITH A BANK AND IS NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

OTHER INVESTMENT CONSIDERATIONS AND RISKS

         The Russell 2000 Index. The Russell 2000 Index is composed of 2000 common stocks, which are selected by Frank Russell Company ("Russell"), based upon market capitalization. Each year on May 31st, Russell ranks the 3,000 largest U.S. stocks by market capitalization in order to create the Russell 3000 Index, which represents approximately 98% of the total U.S. equity market. After the initial list of 3,000 eligible stocks is determined, the shares outstanding for each company are adjusted for corporate cross-ownership and large private holdings. The Russell 2000 Index is a subset of the Russell 3000 Index, representing the smallest 2000 stocks of the Russell 3000 Index. The purpose of the Russell 2000 Index is to provide a comprehensive representation of the investable U.S. small-capitalization equity market. The inclusion of a stock in the Russell 2000 Index in no way implies that Russell believes the stock to be an attractive investment, nor is Russell a sponsor or in any way affiliated with the Portfolio. The securities in the Russell 2000 Index, most of which trade on the New York Stock Exchange and NASDAQ, represent approximately 8% of the market value of all U.S. common stocks. The Index only includes common stocks domiciled in the United States and its territories.

         Index futures contracts and related options. The Equity 2000 Index Portfolio may buy and sell futures contracts on the Russell 2000 Index and options on those futures contracts. An "index futures" is a contract to buy or sell units of an index at an agreed price on a specified future date. Depending on the change in value of the Index between the time when the Portfolio enters into and terminates an index future or option transaction, the Portfolio realizes a gain or loss. Options and futures transactions involve risks. For example, it is possible that changes in the prices of futures contracts on the Index will not correlate precisely with changes in the value of the Index. In those cases, use of futures contracts and related options might decrease the correlation between the return of the Equity 2000 Index Portfolio and the return of the Index. In addition, the Equity 2000 Index Portfolio incurs transaction costs in entering into, and closing out, positions in futures contracts and related options. These costs typically have the effect of reducing the correlation between the return of the Portfolio and the return of the Index.

         Other derivative transactions. The Equity 2000 Index Portfolio may enter into derivatives transactions involving options and swaps. These transactions involve many of the same risks as those described above under "Index Futures Contracts and Related Options." In addition, since many of such transactions are conducted directly with counterparties, and not on an exchange or board of trade, the Equity 2000 Index Portfolio's ability to realize any investment return on such transactions may be dependent on the counterparty's ability or willingness to meet its obligations.

         REITs. The Equity 2000 Index Portfolio may invest in real estate investment trusts, known as "REITs." REITs involve certain special risks in addition to those risks associated with investing in the real estate industry in general (such as possible declines in the value of real estate, lack of availability of mortgage funds or extended vacancies of property). Equity REITs may be affected by changes in the value of the underlying property owned by the REITs, while mortgage REITs may be affected by the quality of any credit extended. REITs are dependent upon management skills, are subject to heavy cash flow dependency, risks of default by borrowers, and self-liquidation. REITs are also subject to the possibilities of failing to qualify for tax-free pass-through of income under the Internal Revenue Code, and failing to maintain their exemptions from registration under the Investment Company Act of 1940 (the "1940 Act"). Investing in REITs involves risks similar to those associated with investing in small capitalization companies. REITs may have limited financial resources, may trade less frequently and in limited volume and may be subject to more volatility than other investments.

         Repurchase agreements and securities loans. The Equity 2000 Index Portfolio may enter into repurchase agreements and securities loans. Under a repurchase agreement, the Portfolio purchases a debt instrument for a relatively short period (usually not more than one week), which the seller agrees to repurchase at a fixed time and price, representing the Portfolio's cost plus interest. Under a securities loan, the Portfolio lends portfolio securities. The Equity 2000 Index Portfolio will enter into repurchase agreements and securities loans only with commercial banks and with registered broker-dealers who are members of a national securities exchange or market makers in government securities, and in the case of repurchase agreements, only if the debt instrument is a U.S. government security. Although the Adviser will monitor these transactions to ensure that they will be fully collateralized at all times, the Equity 2000 Index Portfolio bears a risk of loss if the other party defaults on its obligation and the Portfolio is delayed or prevented from exercising its rights to dispose of the collateral. If the other party should become involved in bankruptcy or insolvency proceedings, it is possible that the Equity 2000 Index Portfolio may be treated as an unsecured creditor and be required to return the underlying collateral to the other party's estate.

         Changes in policies. The Trust's Trustees may change the Equity 2000 Index Portfolio's investment strategies and other policies without interestholder approval, except as otherwise indicated. The Trustees will not materially change the Equity 2000 Index Portfolio's investment objective without interestholder approval.

ITEM 6. MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE

         The Trustees of the Trust are responsible for generally overseeing the conduct of the Trust's business. Subject to such policies as the Trustees may determine, the Adviser furnishes a continuing investment program for the Equity 2000 Index Portfolio and makes investment decisions on its behalf.

         The Adviser, subject to the supervision of the Board of Trustees, will be responsible for the investment management of the Equity 2000 Index Portfolio. Prior to May 1, 2001, the Equity 2000 Index Portfolio's investment adviser was State Street Bank and Trust Company ("State Street"), a subsidiary of State Street Corporation. As of December 31, 2000, the Adviser and its affiliates managed approximately $724.5 billion in assets. The Adviser's principal address is Two International Place, Boston, Massachusetts 02110.

         The Adviser places all orders for purchases and sales of the Equity 2000 Index Portfolio's investments. In selecting broker-dealers, the Adviser may consider research and brokerage services furnished to it and its affiliates. Affiliates of the Adviser may receive brokerage commissions from the Equity 2000 Index Portfolio in accordance with procedures adopted by the Trustees under the 1940 Act, which require periodic review of these transactions.

ADMINISTRATOR

         State Street is the administrator for the Equity 2000 Index Portfolio and the custodian for the Portfolio's assets, and serves as the transfer agent to the Portfolio.

ADVISORY FEE

         As compensation for the Adviser's services to the Equity 2000 Index Portfolio as investment adviser and State Street's services as administrator, custodian and transfer agent (and for assuming certain ordinary operating expenses), the Portfolio is obligated to pay a fee of 0.10% of the Portfolio's average daily net assets.

LENDING AGENT

         State Street is the lending agent for the Trust. In such capacity, it causes the delivery of loaned securities from the Equity 2000 Index Portfolio to borrowers, arranges for the return of loaned securities to the Portfolio at the termination of loans, requests deposit of collateral, monitors daily the value of the loaned securities and collateral, requests that borrowers add to the collateral when required by the loan agreements, and provides recordkeeping and accounting services necessary for the operation of the program. For its services, the lending agent receives a portion of the net investment income, if any, earned on the collateral for the securities loaned.

ITEM 7. INTERESTHOLDER INFORMATION

DETERMINATION OF NET ASSET VALUE

         The Equity 2000 Index Portfolio's net asset value is calculated on each day the NYSE is open for trading at the close of regular trading on the NYSE. The net asset value is based on the market value of the securities held in the Equity 2000 Index Portfolio. The net asset value per beneficial interest is calculated by dividing the value of the net asset value of the Portfolio by the number of interests outstanding. If quotations are not readily available, the portfolio securities will be valued by methods approved by the Board of Trustees intended to reflect fair value.

PURCHASING BENEFICIAL INTERESTS

         The Equity 2000 Index Portfolio issues beneficial interests solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investment companies, institutional client separate accounts, 401(k) plan assets, common and commingled trust funds or collective investment trusts or similar organizations that are "accredited investors" within the meaning of Regulation D of the 1933 Act are the only investors currently permitted to invest in the Equity 2000 Index Portfolio.

         Investors pay no sales load to invest in this Portfolio. The price for Portfolio beneficial interests is the net asset value per beneficial interest. Beneficial interests will be priced at the net asset value next calculated after the purchase order is accepted by the Portfolio.

         The minimum initial investment in the Equity 2000 Index Portfolio is $25 million, although the Adviser may waive the minimum in its discretion. There is no minimum subsequent investment. The Equity 2000 Index Portfolio intends to be as fully invested as is practicable; therefore, investments must be made either in Federal Funds (i.e., monies credited to the account of the Portfolio's custodian bank by a Federal Reserve Bank) or securities acceptable to the Adviser. (Please consult your tax adviser regarding in-kind transactions.) The Equity 2000 Index Portfolio reserves the right to cease accepting investments at any time or to reject any investment order.

REDEEMING BENEFICIAL INTERESTS

         An investor may withdraw all or any portion of its investment at the net asset value next determined after it submits a withdrawal request, in proper form, to the Equity 2000 Index Portfolio. The Portfolio will pay the proceeds of the withdrawal either in Federal Funds or in securities at the discretion of the Adviser, normally on the next Portfolio business day after the withdrawal, but in any event no more than seven days after the withdrawal. (Please consult your tax adviser regarding in-kind transactions.) At the request of an investor, the Equity 2000 Index Portfolio will normally redeem in-kind to the investor. Investments in the Portfolio may not be transferred. The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

TAX CONSIDERATIONS

         The Equity 2000 Index Portfolio does not expect to be subject to any income tax, as it has been determined that it will be properly treated as a partnership for federal and state income tax purposes. Each investor in the Equity 2000 Index Portfolio, however, will be taxable on its allocable share (as determined in accordance with the governing instruments of the Trust) of the Portfolio's ordinary income and capital gain in determining its income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

         The Equity 2000 Index Portfolio expects to manage its assets and income in such a way that an investment company investing in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code, assuming that it invests all of its assets in the Equity 2000 Index Portfolio.

ITEM 8.  DISTRIBUTION ARRANGEMENTS

Not applicable.

PART A-STATE STREET MSCI(R) EAFE(R) INDEX PORTFOLIO

         We have omitted responses to Items 1, 2, 3, 5 and 9 pursuant to paragraph 2(b) of General Instruction B to Form N-1A.

INTRODUCTION

                  State Street Master Funds is a no-load, open-end management investment company. It was organized as a trust under the laws of The Commonwealth of Massachusetts on July 27, 1999. The Trust issues beneficial interests solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"). Only investment companies, institutional client separate accounts, 401(k) plan assets, common or commingled trust funds or collective investment trusts or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act may invest in the Trust. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act. The State Street Equity 500 Index Portfolio, the State Street Equity 400 Index Portfolio, the State Street Equity 2000 Index Portfolio, the State Street MSCI(R) EAFE(R) Index Portfolio and the State Street
Aggregate Bond Index Portfolio (the "Equity 500 Index Portfolio," the "Equity 400 Index Portfolio," the "Equity 2000 Index Portfolio," the "MSCI(R)
EAFE(R) Index Portfolio" and the "Aggregate Bond Index Portfolio" respectively, and each a "Portfolio") are each a diversified separate series of the Trust.

ITEM 4. INVESTMENT OBJECTIVE, PRINCIPAL INVESTMENT STRATEGIES, AND RELATED RISKS

         The investment objective, principal strategies and risks of the MSCI(R) EAFE(R) Index Portfolio are described below; the investment objectives, principal strategies and risks of the Equity 500 Index Portfolio, the Equity 400 Index Portfolio, the Equity 2000 Portfolio and the Aggregate Bond Index Portfolio are described separately. See Part B for a description of certain fundamental investment restrictions for the MSCI(R) EAFE(R) Index Portfolio.

SUMMARY

         Investment Objective. The MSCI(R) EAFE(R) Index Portfolio's investment objective is to replicate as closely as possible, before expenses, the performance of the Morgan Stanley Capital International Europe, Australasia, Far East Index (the "MSCI(R) EAFE(R) Index"). There is no assurance that the MSCI(R) EAFE(R) Index Portfolio will achieve its investment objective.

         Principal Investment Strategies. The MSCI(R) EAFE(R) Index
Portfolio is not managed according to traditional methods of "active" investment management, which involve the buying and selling of securities based upon economic, financial and market analysis and investment judgment. Instead, the MSCI(R) EAFE(R) Index Portfolio, using a "passive" or "indexing" investment approach, attempts to replicate, before expenses, the performance of the MSCI(R) EAFE(R) Index. The MSCI(R) EAFE(R) Index is a well-known international stock market index that includes over 1,000 securities listed on the stock exchanges of 20 developed market countries (but not the United States). The MSCI(R) EAFE(R) Index Portfolio's investment adviser is SSgA Funds Management, Inc. (the "Adviser"), a subsidiary of State Street Corporation. The Adviser seeks a correlation of 0.95 or better between the MSCI(R) EAFE(R) Index Portfolio's performance and the performance of the Index; a figure of 1.00 would represent perfect correlation.

         The MSCI(R) EAFE(R) Index Portfolio may invest in all of the stocks comprising the MSCI(R) EAFE(R) Index in proportion to their weightings in the Index. However, under various circumstances, it may not be possible or practicable to purchase all of those stocks in those weightings. In those circumstances, the Portfolio may purchase a sample of the stocks in the Index in proportions expected by the Adviser to replicate generally the performance of the Index as a whole. In addition, from time to time stocks are added to or removed from the Index. The MSCI(R) EAFE(R) Index Portfolio may sell stocks that are represented in the Index, or purchase stocks that are not yet represented in the Index, in anticipation of their removal from or addition to the Index.

         In addition, the MSCI(R) EAFE(R) Index Portfolio may at times purchase or sell futures contracts on the Index, or options on those futures, in lieu of investment directly in the stocks making up the Index. The Portfolio might do so, for example, in order to increase its investment exposure pending investment of cash in the stocks comprising the Index. Alternatively, the Portfolio might use futures or options on futures to reduce its investment exposure to the Index in situations where it intends to sell a portion of the stocks in its portfolio but the sale has not yet been completed. The Portfolio may also, to the extent permitted by applicable law, invest in shares of other mutual funds whose investment objectives and policies are similar to those of the MSCI(R) EAFE(R) Index Portfolio. The MSCI(R) EAFE(R) Index
Portfolio may also enter into other derivatives transactions, including the purchase or sale of options or entering into swap transactions, to assist in replicating the performance of the Index.

Principal risks of investing in the MSCI(R) EAFE(R) Index Portfolio

- Stock values could decline generally or could under-perform other investments.

- Returns on investments in foreign stocks could be more volatile than, or trail the returns on, investments in U.S. stocks.

- Foreign investments are subject to a variety of risks not associated with investing in the United States, including currency fluctuations, economic or financial instability, lack of timely or reliable information, and unfavorable political or legal developments.

- The MSCI(R) EAFE(R) Index Portfolio's return may not match the return of the Index for a number of reasons. For example, the Portfolio incurs a number of operating expenses not applicable to the Index, and incurs costs in buying and selling securities. The MSCI(R) EAFE(R) Index Portfolio may not be fully invested at times, either as a result of cash flows into the Portfolio or reserves of cash held by the Portfolio to meet redemptions. The return on the sample of stocks purchased by the Adviser, or futures or other derivative positions taken by the Adviser, to replicate the performance of the Index may not correlate precisely with the return of the Index.

THE MSCI(R) EAFE(R) INDEX PORTFOLIO'S SHARES WILL CHANGE IN VALUE, AND YOU COULD LOSE MONEY BY INVESTING IN THE PORTFOLIO. THE MSCI(R) EAFE(R) INDEX PORTFOLIO MAY NOT ACHIEVE ITS OBJECTIVE. AN INVESTMENT IN THE MSCI(R)
EAFE(R) INDEX PORTFOLIO IS NOT A DEPOSIT WITH A BANK AND IS NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

OTHER INVESTMENT CONSIDERATIONS AND RISKS

         The MSCI(R) EAFE(R) Index. The MSCI(R) EAFE(R) Index is an arithmetic, market value-weighted average of the performance of over 1,000 securities listed on the stock exchanges of the countries (other than the United States) determined by MSCI(R) to be "developed." Although the list of developed markets may change over time, at the date of this prospectus, these included: Australia, Austria, Belgium, Denmark, Finland, France, Germany, Hong Kong, Ireland, Italy, Japan, Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland, and the United Kingdom. The designation of a market as "developed" by MSCI(R) arises from several factors, the most common of which is minimum gross domestic product per capita. The MSCI(R) EAFE(R) Index is structured to represent the opportunities available to an international investor in developed markets. MSCI(R) targets 60% of the available market capitalization of each country for inclusion in the Index. Securities selected by MSCI(R) for inclusion in the MSCI(R) EAFE(R)
Index must have acceptable levels of liquidity and free float. MSCI(R) also avoids inclusion of companies that have a significant ownership stake in another company, since substantial cross-ownership can skew industry weights, distort country-level valuations and overstate a country's true market size. The inclusion of a stock in the MSCI(R) EAFE(R) Index in no way implies that MSCI(R) believes the stock to be an attractive investment, nor is MSCI(R) a sponsor or in any way affiliated with the MSCI(R) EAFE(R) Index
Portfolio. The MSCI(R) EAFE(R) Index is the exclusive property of MSCI(R). Morgan Stanley Capital International(R) is a service mark of Morgan Stanley Capital International, Inc. and has been licensed for use by the Trust.

         Index futures contracts and related options. The MSCI(R) EAFE(R)
Index Portfolio may buy and sell futures contracts on the Index and options on those futures contracts. An "index future" is a contract to buy or sell units of an index at an agreed price on a specified future date. Depending on the change in value of the Index between the time when the Portfolio enters into and terminates an index future or option transaction, the Portfolio realizes a gain or loss. Options and futures transactions involve risks. For example, it is possible that changes in the prices of futures contracts on the Index will not correlate precisely with changes in the value of the Index. In those cases, use of futures contracts and related options might decrease the correlation between the return of the MSCI(R) EAFE(R) Index Portfolio and the return of the MSCI(R) EAFE(R) Index. In addition, the MSCI(R) EAFE(R) Index Portfolio incurs transaction costs in entering into, and closing out, positions in futures contracts and related options. These costs typically have the effect of reducing the correlation between the return of the Portfolio and the return of the Index.

         Other derivative transactions. The MSCI(R) EAFE(R) Index
Portfolio may enter into derivatives transactions involving options and swaps. These transactions involve many of the same risks as those described above under "Index Futures Contracts and Related Options." In addition, since many of such transactions are conducted directly with counterparties, and not on an exchange or board of trade, the MSCI(R) EAFE(R) Index Portfolio's ability to realize any investment return on such transactions may be dependent on the counterparty's ability or willingness to meet its obligations.

         Repurchase agreements and securities loans. The MSCI(R) EAFE(R)
Index Portfolio may enter into repurchase agreements and securities loans. Under a repurchase agreement, the Portfolio purchases a debt instrument for a relatively short period (usually not more than one week), which the seller agrees to repurchase at a fixed time and price, representing the Portfolio's cost plus interest. Under a securities loan, the Portfolio lends portfolio securities. The MSCI(R) EAFE(R) Index Portfolio will enter into repurchase agreements and securities loans only with commercial banks and with registered broker-dealers who are members of a national securities exchange or market makers in government securities, and in the case of repurchase agreements, only if the debt instrument is a U.S. government security. Although the Adviser will monitor these transactions to ensure that they will be fully collateralized at all times, the MSCI(R) EAFE(R) Index Portfolio bears a risk of loss if the other party defaults on its obligation and the Portfolio is delayed or prevented from exercising its rights to dispose of the collateral. If the other party should become involved in bankruptcy or insolvency proceedings, it is possible that the MSCI(R) EAFE(R) Index Portfolio may be treated as an unsecured creditor and be required to return the underlying collateral to the other party's estate.

         Changes in policies. The Trust's Trustees may change the MSCI(R) EAFE(R) Index Portfolio's investment strategies and other policies without interestholder approval, except as otherwise indicated. The Trustees will not materially change the MSCI(R) EAFE(R) Index Portfolio's investment objective without interestholder approval.

ITEM 6. MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE

         The Trustees of the Trust are responsible for generally overseeing the conduct of the Trust's business. Subject to such policies as the Trustees may determine, the Adviser furnishes a continuing investment program for the MSCI(R) EAFE(R) Index Portfolio and makes investment decisions on its behalf.

         The Adviser, subject to the supervision of the Board of Trustees, is responsible for the investment management of the MSCI(R) EAFE(R) Index Portfolio. Prior to May 1, 2001, the MSCI(R) EAFE(R) Index Portfolio's investment adviser was State Street Bank and Trust Company ("State Street"), a subsidiary of State Street Corporation. As of December 31, 2000, the Adviser and its affiliates managed approximately $724.5 billion in assets. The Adviser's principal address is Two International Place, Boston, Massachusetts 02110.

         The Adviser places all orders for purchases and sales of the MSCI(R) EAFE(R) Index Portfolio's investments. In selecting broker-dealers, the Adviser may consider research and brokerage services furnished to it and its affiliates. Affiliates of the Adviser may receive brokerage commissions from the MSCI(R) EAFE(R) Index Portfolio in accordance with procedures adopted by the Trustees under the Investment Company Act of 1940 (the "1940 Act"), which require periodic review of these transactions.

ADMINISTRATOR

         State Street is the administrator for the MSCI(R) EAFE(R) Index Portfolio and the custodian for the Portfolio's assets, and serves as the transfer agent to the Portfolio.

ADVISORY FEE

         As compensation for the Adviser's services to the MSCI(R) EAFE(R) Index Portfolio as investment adviser and State Street's services as administrator, custodian and transfer agent (and for assuming certain ordinary operating expenses), the Portfolio is obligated to pay a fee of 0.15% of the Portfolio's average daily net assets.

LENDING AGENT

         State Street is the lending agent for the Trust. In such capacity, it causes the delivery of loaned securities from the MSCI(R) EAFE(R) Index Portfolio to borrowers, arranges for the return of loaned securities to the Portfolio at the termination of loans, requests deposit of collateral, monitors daily the value of the loaned securities and collateral, requests that borrowers add to the collateral when required by the loan agreements, and provides recordkeeping and accounting services necessary for the operation of the program. For its services, the lending agent receives a portion of the net investment income, if any, earned on the collateral for the securities loaned.

ITEM 7. INTERESTHOLDER INFORMATION

DETERMINATION OF NET ASSET VALUE

         The MSCI(R) EAFE(R) Index Portfolio's net asset value is calculated on each day the NYSE is open for trading at the close of regular trading on the NYSE. The net asset value is based on the market value of the securities held in the Portfolio. The net asset value per beneficial interest is calculated by dividing the value of the net asset value of the Portfolio by the number of interests outstanding. If quotations are not readily available, the portfolio securities will be valued by methods approved by the Board of Trustees intended to reflect fair value.

PURCHASING BENEFICIAL INTERESTS

         The MSCI(R) EAFE(R) Index Portfolio issues beneficial interests solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investment companies, institutional client separate accounts, 401(k) plan assets, common and commingled trust funds or collective investment trusts or similar organizations that are "accredited investors" within the meaning of Regulation D of the 1933 Act are the only investors currently permitted to invest in the MSCI(R) EAFE(R) Index Portfolio.

         Investors pay no sales load to invest in this Portfolio. The price for MSCI(R) EAFE(R) Index Portfolio beneficial interests is the net asset value per beneficial interest. Beneficial interests will be priced at the net asset value next calculated after the purchase order is accepted by the Portfolio.

         The minimum initial investment in the MSCI(R) EAFE(R) Index
Portfolio is $25 million, although the Adviser may waive the minimum in its discretion. There is no minimum subsequent investment. The MSCI(R) EAFE(R)
Index Portfolio intends to be as fully invested as is practicable; therefore, investments must be made either in Federal Funds (i.e., monies credited to the account of the Portfolio's custodian bank by a Federal Reserve Bank) or securities acceptable to the Adviser. (Please consult your tax adviser regarding in-kind transactions.) The MSCI(R) EAFE(R) Index Portfolio reserves the right to cease accepting investments at any time or to reject any investment order.

REDEEMING BENEFICIAL INTERESTS

         An investor may withdraw all or any portion of its investment at the net asset value next determined after it submits a withdrawal request, in proper form, to the MSCI(R) EAFE(R) Index Portfolio. The Portfolio will pay the proceeds of the withdrawal either in Federal Funds or in securities at the discretion of the Adviser, normally on the next Portfolio business day after the withdrawal, but in any event no more than seven days after the withdrawal. (Please consult your tax adviser regarding in-kind transactions.) At the request of an investor, the MSCI(R) EAFE(R) Index Portfolio will normally redeem in-kind to the investor. Investments in the MSCI(R) EAFE(R) Index
Portfolio may not be transferred. The right of any investor to receive payment with respect to any withdrawal may be suspended, or the payment of the withdrawal proceeds postponed, during any period in which the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

TAX CONSIDERATIONS

         The MSCI(R) EAFE(R) Index Portfolio does not expect to be subject to any income tax, as it has been determined that it will be properly treated as a partnership for federal and state income tax purposes. Each investor in the MSCI(R) EAFE(R) Index Portfolio, however, will be taxable on its allocable share (as determined in accordance with the governing instruments of the Trust) of the Portfolio's ordinary income and capital gain in determining its income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

         The MSCI(R) EAFE(R) Index Portfolio expects to manage its assets and income in such a way that an investment company investing in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code, assuming that it invests all of its assets in the Portfolio.

ITEM 8. DISTRIBUTION ARRANGEMENTS

Not applicable.

PART A-STATE STREET AGGREGATE BOND INDEX PORTFOLIO

         We have omitted responses to Items 1, 2, 3, 5 and 9 pursuant to paragraph 2(b) of General Instruction B to Form N-1A.

INTRODUCTION

                  State Street Master Funds is a no-load, open-end management investment company. It was organized as a trust under the laws of The Commonwealth of Massachusetts on July 27, 1999. The Trust issues beneficial interests solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"). Only investment companies, institutional client separate accounts, 401(k) plan assets, common or commingled trust funds or collective investment trusts or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act may invest in the Trust. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act. The State Street Equity 500 Index Portfolio, the State Street Equity 400 Index Portfolio, the State Street Equity 2000 Index Portfolio, the State Street MSCI(R) EAFE(R) Index Portfolio and the State Street
Aggregate Bond Index Portfolio (the "Equity 500 Index Portfolio," the "Equity 400 Index Portfolio," the "Equity 2000 Index Portfolio," the "MSCI(R)
EAFE(R) Index Portfolio" and the "Aggregate Bond Index Portfolio" respectively, and each a "Portfolio") are each a diversified separate series of the Trust.

ITEM 4. INVESTMENT OBJECTIVE, PRINCIPAL INVESTMENT STRATEGIES, AND RELATED RISKS

         The investment objective, principal strategies and risks of the Aggregate Bond Index Portfolio are described below; the investment objectives, principal strategies and risks of the Equity 500 Index Portfolio, the Equity 400 Index Portfolio, the Equity 2000 Index Portfolio and the MSCI(R) EAFE(R)
Index Portfolio are described separately. See Part B for a description of certain fundamental investment restrictions for the Aggregate Bond Index Portfolio.

SUMMARY

         Investment Objective. The Aggregate Bond Index Portfolio's investment objective is to replicate, as closely as possible, before expenses, the performance of the Lehman Brothers Aggregate Bond Index (the "LBAB Index"). There is no assurance that the Portfolio will achieve its investment objective.

         Principal Investment Strategies. The Aggregate Bond Index Portfolio uses a management strategy designed to track the performance of the LBAB Index. The LBAB Index is a well-known fixed-income securities index, which emphasizes government securities, mortgage-backed securities and corporate investment-grade debt securities.

         The Aggregate Bond Index Portfolio's investment portfolio is SSgA Funds Management, Inc. (the "Adviser"), a subsidiary of State Street Corporation. The Adviser seeks to track the performance of the LBAB Index by investing in debt securities and other investments that are representative of the LBAB Index as a whole. Due to the large number of securities in the LBAB Index and the fact that certain Index securities are unavailable for purchase, complete replication is not possible. Rather, the Aggregate Bond Index Portfolio intends to select securities that the Adviser believes will track the LBAB Index in terms of industry weightings, market capitalization and other characteristics.

         The Aggregate Bond Index Portfolio may make direct investments in U.S. government securities; corporate debt securities; mortgage-backed and other asset-backed securities; commercial paper, notes, and bonds issued by domestic and foreign corporations; instruments of U.S. and foreign banks, including certificates of deposit, time deposits, letters of credit, and bankers' acceptances; and swap agreements. Securities in which the Aggregate Bond Index Portfolio invests may be fixed-income securities, zero-coupon securities, or variable rate securities.

         In addition, the Aggregate Bond Index Portfolio may at times purchase or sell futures contracts on fixed-income securities, or options on those futures, in lieu of investment directly in fixed-income securities themselves. It may also purchase or sell futures contracts and options on the LBAB Index (or other fixed-income securities indices), if and when they become available. The Portfolio might do so, for example, in order to adjust the interest-rate sensitivity of the Portfolio to bring it more closely in line with that of the Index. It might also do so to increase its investment exposure pending investment of cash in the bonds comprising the Index or to reduce its investment exposure in situations where it intends to sell a portion of the securities in its portfolio but the sale has not yet been completed. The Aggregate Bond Index Portfolio may also, to the extent permitted by applicable law, invest in shares of other mutual funds whose investment objectives and policies are similar to those of the Portfolio. The Aggregate Bond Index Portfolio may also enter into other derivatives transactions, including the purchase or sale of options or entering into swap transactions, to assist in replicating the performance of the Index.

Principal risks of investing in the Aggregate Bond Index Portfolio

- Values of fixed-income securities could decline generally in response to changes in interest rates or other factors. In general, the price of a fixed-income security may fall when interest rates rise and may rise when interest rates fall. Securities with longer maturities may be more sensitive to interest rate changes than securities with shorter maturities are.

- Returns on investments in fixed-income securities could trail the returns on other investment options, including investments in equity securities.

- Issuers of the Aggregate Bond Index Portfolio's investments may not make timely payments of interest and principal or may fail to make such payments at all.

- The Aggregate Bond Index Portfolio's return may not match the return of the Index for a number of reasons. For example, the return on the securities and other investments selected by the Adviser may not correlate precisely with the return on the Index. The Aggregate Bond Index Portfolio incurs a number of operating expenses not applicable to the Index, and incurs costs in buying and selling securities. The Aggregate Bond Index Portfolio may not be fully invested at times, either as a result of cash flows into the Portfolio or reserves of cash held by the Portfolio to meet redemptions. The return on the sample of stocks purchased by the Adviser, or futures or other derivative positions taken by the Adviser, to replicate the performance of the Index may not correlate precisely with the return on the Index.

THE AGGREGATE BOND INDEX PORTFOLIO'S SHARES WILL CHANGE IN VALUE, AND YOU COULD LOSE MONEY BY INVESTING IN THE PORTFOLIO. THE AGGREGATE BOND INDEX PORTFOLIO MAY NOT ACHIEVE ITS OBJECTIVE. AN INVESTMENT IN THE AGGREGATE BOND INDEX PORTFOLIO IS NOT A DEPOSIT WITH A BANK AND IS NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

OTHER INVESTMENT CONSIDERATIONS AND RISKS

         The LBAB Index. The LBAB Index is a well-known bond market index that covers the U.S. investment-grade fixed-income bond market, including government, corporate, mortgage-backed and asset-backed bonds, all with maturities of over one year. As of March 31, 2001, the average duration of the LBAB Index was 4.6 years. During the period from July 31, 1997 through March 31, 2001, the average duration of the LBAB Index ranged between 4.22 years and 4.91 years. Bonds in the LBAB Index are weighted according to their market capitalizations. The composition of the Index is determined by Lehman Brothers Holdings, Inc. ("Lehman Brothers") and is based on such factors as the market capitalization of each bond, its remaining time to maturity and quality ratings as determined by Moody's Investor Services, Inc., an outside ratings agency, and may be changed from time to time. The Aggregate Bond Index Portfolio is not sponsored, endorsed, sold, or promoted by Lehman Brothers, and Lehman Brothers makes no representation regarding the advisability of investing in the Portfolio.

         Debt Securities. The values of debt securities generally rise and fall inversely with changes in interest rates. Interest rate risk is usually greater for debt securities with longer maturities. The Aggregate Bond Index Portfolio's investments will normally include debt securities with longer maturities, although the Adviser will seek to ensure that the maturity characteristics of the Portfolio as a whole will generally be similar to those of the LBAB Index. Mortgage-backed and asset-backed securities are also subject to increased interest rate risk, because prepayment rates on such securities typically increase as interest rates decline and decrease as interest rates rise. Changes in prepayment rates on mortgage-backed and asset-backed securities effectively increase and decrease the Aggregate Bond Index Portfolio's average maturity when that is least desirable. The Aggregate Bond Index Portfolio will also be subject to credit risk (the risk that the issuer of a security will fail to make timely payments of interest and principal).

         Futures contracts and related options. The Aggregate Bond Index Portfolio may buy and sell futures contracts on securities contained in the LBAB Index and options on those futures contracts. A "futures contract" on debt securities (such as U.S. Treasury securities) is a contract to buy or sell the securities at an agreed price on a specified future date. Depending on the change in value of the futures contract between the time when the Portfolio enters into and terminates a future or option transaction, the Portfolio realizes a gain or loss. Options and futures transactions involve risks. For example, it is possible that changes in the prices of futures contracts will not correlate precisely with changes in the value of the underlying security. In those cases, use of futures contracts and related options might decrease the correlation between the return of the Aggregate Bond Index Portfolio and the return of the LBAB Index. In addition, the Aggregate Bond Index Portfolio incurs transaction costs in entering into, and closing out, positions in futures contracts and related options. These costs typically have the effect of reducing the correlation between the return of the Portfolio and the return of the LBAB Index.

         Other derivative transactions. The Aggregate Bond Index Portfolio may enter into derivatives transactions involving options and swaps. These transactions involve many of the same risks as those described above under "Futures Contracts and Related Options." In addition, since many of such transactions are conducted directly with counterparties, and not on an exchange or board of trade, the Aggregate Bond Index Portfolio's ability to realize any investment return on such transactions may be dependent on the counterparty's ability or willingness to meet its obligations.

         Repurchase agreements and securities loans. The Aggregate Bond Index Portfolio may enter into repurchase agreements and securities loans. Under a repurchase agreement, the Portfolio purchases a debt instrument for a relatively short period (usually not more than one week), which the seller agrees to repurchase at a fixed time and price, representing the Portfolio's cost plus interest. Under a securities loan, the Portfolio lends portfolio securities. The Aggregate Bond Index Portfolio will enter into repurchase agreements and securities loans only with commercial banks and with registered broker-dealers who are members of a national securities exchange or market makers in government securities and, in the case of repurchase agreements, only if the debt instrument is a U.S. government security. Although the Adviser will monitor these transactions to ensure that they will be fully collateralized at all times, the Aggregate Bond Index Portfolio bears a risk of loss if the other party defaults on its obligation and the Portfolio is delayed or prevented from exercising its rights to dispose of the collateral. If the other party should become involved in bankruptcy or insolvency proceedings, it is possible that the Aggregate Bond Index Portfolio may be treated as an unsecured creditor and be required to return the underlying collateral to the other party's estate.

         Changes in policies. The Trust's Trustees may change the Aggregate Bond Index Portfolio's investment strategies and other policies without interestholder approval, except as otherwise indicated. The Trustees will not materially change the Aggregate Bond Index Portfolio's investment objective without interestholder approval.

ITEM 6. MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE

         The Trustees of the Trust are responsible for generally overseeing the conduct of the Trust's business. Subject to such policies as the Trustees may determine, the Adviser furnishes a continuing investment program for the Aggregate Bond Index Portfolio and makes investment decisions on its behalf.

         The Adviser, subject to the supervision of the Board of Trustees, is responsible for the investment management of the Aggregate Bond Index Portfolio. Prior to May 1, 2001, the Aggregate Bond Index Portfolio's investment adviser was State Street Bank and Trust Company ("State Street"), a subsidiary of State Street Corporation. As of December 31, 2000, the Adviser and its affiliates managed approximately $724.5 billion in assets. The Adviser's principal address is Two International Place, Boston, Massachusetts 02110.

         The Adviser places all orders for purchases and sales of the Aggregate Bond Index Portfolio's investments. In selecting broker-dealers, the Adviser may consider research and brokerage services furnished to it and its affiliates. Affiliates of the Adviser may receive brokerage commissions from the Aggregate Bond Index Portfolio in accordance with procedures adopted by the Trustees under the Investment Company Act of 1940 (the "1940 Act"), which require periodic review of these transactions.

ADMINISTRATOR

         State Street is the administrator for the Aggregate Bond Index Portfolio and the custodian for the Portfolio's assets, and serves as the transfer agent to the Portfolio.

ADVISORY FEE

         As compensation for the Adviser's services to the Aggregate Bond Index Portfolio as investment adviser and State Street's services as administrator, custodian and transfer agent (and for assuming certain ordinary operating expenses), the Portfolio is obligated to pay a fee of 0.10% of the Portfolio's average daily net assets.

LENDING AGENT

         State Street is the lending agent for the Trust. In such capacity, it causes the delivery of loaned securities from the Aggregate Bond Index Portfolio to borrowers, arranges for the return of loaned securities to the Portfolio at the termination of loans, requests deposit of collateral, monitors daily the value of the loaned securities and collateral, requests that borrowers add to the collateral when required by the loan agreements, and provides recordkeeping and accounting services necessary for the operation of the program. For its services, the lending agent receives a portion of the net investment income, if any, earned on the collateral for the securities loaned.

ITEM 7. INTERESTHOLDER INFORMATION

DETERMINATION OF NET ASSET VALUE

         The Aggregate Bond Index Portfolio's net asset value is calculated on each day the NYSE is open for trading at the close of regular trading on the NYSE. The net asset value is based on the market value of the securities held in the Aggregate Bond Index Portfolio. The net asset value per beneficial interest is calculated by dividing the value of the net asset value of the Portfolio by the number of interests outstanding. If quotations are not readily available, the portfolio securities will be valued by methods approved by the Board of Trustees intended to reflect fair value.

PURCHASING BENEFICIAL INTERESTS

         The Aggregate Bond Index Portfolio issues beneficial interests solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investment companies, institutional client separate accounts, 401(k) plan assets, common and commingled trust funds or collective investment trusts or similar organizations that are "accredited investors" within the meaning of Regulation D of the 1933 Act are the only investors currently permitted to invest in the Aggregate Bond Index Portfolio.

         Investors pay no sales load to invest in this Portfolio. The price for Aggregate Bond Index Portfolio beneficial interests is the net asset value per beneficial interest. Beneficial interests will be priced at the net asset value next calculated after the purchase order is accepted by the Aggregate Bond Index Portfolio.

         The minimum initial investment in the Aggregate Bond Index Portfolio is $25 million, although the Adviser may waive the minimum in its discretion. There is no minimum subsequent investment. The Aggregate Bond Index Portfolio intends to be as fully invested as is practicable; therefore, investments must be made either in Federal Funds (i.e., monies credited to the account of the Portfolio's custodian bank by a Federal Reserve Bank) or securities acceptable to the Adviser. (Please consult your tax adviser regarding in-kind transactions.) The Aggregate Bond Index Portfolio reserves the right to cease accepting investments at any time or to reject any investment order.

REDEEMING BENEFICIAL INTERESTS

         An investor may withdraw all or any portion of its investment at the net asset value next determined after it submits a withdrawal request, in proper form, to the Aggregate Bond Index Portfolio. The Portfolio will pay the proceeds of the withdrawal either in Federal Funds or in securities at the discretion of the Adviser, normally on the next Portfolio business day after the withdrawal, but in any event no more than seven days after the withdrawal. (Please consult your tax adviser regarding in-kind transactions.) At the request of an investor, the Aggregate Bond Index Portfolio will normally redeem in-kind to the investor. Investments in the Aggregate Bond Index Portfolio may not be transferred. The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

TAX CONSIDERATIONS

         The Aggregate Bond Index Portfolio does not expect to be subject to any income tax, as it has been determined that it will be properly treated as a partnership for federal and state income tax purposes. Each investor in the Aggregate Bond Index Portfolio, however, will be taxable on its allocable share (as determined in accordance with the governing instruments of the Trust) of the Portfolio's ordinary income and capital gain in determining its income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

         The Aggregate Bond Index Portfolio expects to manage its assets and income in such a way that an investment company investing in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code, assuming that it invests all of its assets in the Portfolio.

ITEM 8.  DISTRIBUTION ARRANGEMENTS

Not applicable.

PART B

ITEM 10.  COVER PAGE AND TABLE OF CONTENTS

                                                                                Page

Trust History............................................................         1
Description of the Portfolio and its Investments and Risks...............         1
Management of the Trust..................................................        14
Control Persons and Principal Holders of Securities......................        16
Investment Advisory and Other Services...................................        17
Brokerage Allocation and Other Practices.................................        19
Capital Stock and Other Securities.......................................        20
Purchase, Redemption and Pricing of Beneficial Interests.................        20
Taxation of the Portfolio................................................        21
Underwriters.............................................................        23
Calculation of Performance Data..........................................        24
Financial Statements.....................................................        25

ITEM 11.  TRUST HISTORY

The Trust was organized as a trust under the laws of The Commonwealth of Massachusetts on July 27, 1999.

ITEM 12.  DESCRIPTION OF PORTFOLIO AND ITS INVESTMENTS AND RISKS

Each Part A contains information about the investment objective and policies of the respective Portfolio of State Street Master Funds (the "Trust"). This Part B should only be read in conjunction with the Part A of the Portfolio or Portfolios in which you intend to invest. In addition to the principal investment strategies and the principal risks of a Portfolio described in Part A, the Portfolio may employ other investment practices and may be subject to additional risks, which are described below.

ADDITIONAL INFORMATION CONCERNING THE S&P 500 INDEX

The State Street Equity 500 Index Portfolio (the "Equity 500 Index Portfolio") is not sponsored, endorsed, sold or promoted by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P"). S&P makes no representation or warranty, express or implied, to the owners of beneficial interests of the Equity 500 Index Portfolio or any member of the public regarding the advisability of investing in securities generally or in the Portfolio particularly or the ability of the S&P 500 Index to track general stock market performance. S&P's only relationship to the Equity 500 Index Portfolio is the licensing of certain trademarks and trade names of S&P and of the S&P 500 Index, which is determined, composed and calculated by S&P without regard to the Portfolio. S&P has no obligation to take the needs of the Equity 500 Index Portfolio or the owners of beneficial interests of the Equity 500 Index Portfolio into consideration in determining, composing or calculating the S&P 500 Index. S&P is not responsible for and has not participated in the determination of the price and number of interests of the Equity 500 Index Portfolio or the timing of the issuance or sale of beneficial interests of the Equity 500 Index Portfolio, or calculation of the equation by which interests of the Equity 500 Index Portfolio are redeemable for cash. S&P has no obligation or liability in connection with the administration, marketing or trading of interests of the Equity 500 Index Portfolio.

S&P does not guarantee the accuracy or the completeness of the S&P 500 Index or any data included therein, and S&P shall have no liability for any errors, omissions or interruptions therein. S&P makes no warranty, express or implied, as to results to be obtained by the Equity 500 Index Portfolio, owners of beneficial interests of the Equity 500 Index Portfolio or any other person or entity from the use of the S&P 500 Index or any data included therein. S&P makes no express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose or use with respect to the S&P 500 Index or any data included therein. Without limiting any of the foregoing, in no event shall S&P have any liability for any special, punitive, indirect or consequential damages (including lost profits), even if notified of the possibility of such damages.

ADDITIONAL INFORMATION CONCERNING THE S&P 400 INDEX

The State Street Equity 400 Index Portfolio (the "Equity 400 Index Portfolio") is not sponsored, endorsed, sold or promoted by S&P. S&P makes no representation or warranty, express or implied, to the owners of beneficial interests of the Equity 400 Index Portfolio or any member of the public regarding the advisability of investing in securities generally or in the Portfolio particularly or the ability of the S&P 400 Index to track general stock market performance. S&P's only relationship to the Equity 400 Index Portfolio is the licensing of certain trademarks and trade names of S&P and of the S&P 400 Index, which is determined, composed and calculated by S&P without regard to the Equity 400 Index Portfolio. S&P has no obligation to take the needs of the Equity 400 Index Portfolio or the owners of beneficial interests of the Equity 400 Index Portfolio into consideration in determining, composing or calculating the S&P 400 Index. S&P is not responsible for and has not participated in the determination of the price and number of interests of the Equity 400 Index Portfolio or the timing of the issuance or sale of beneficial interests of the Equity 400 Index Portfolio, or calculation of the equation by which interests of the Equity 400 Index Portfolio are redeemable for cash. S&P has no obligation or liability in connection with the administration, marketing or trading of interests of the Equity 400 Index Portfolio.

S&P does not guarantee the accuracy or the completeness of the S&P 400 Index or any data included therein, and S&P shall have no liability for any errors, omissions or interruptions therein. S&P makes no warranty, express or implied, as to results to be obtained by the Equity 400 Index Portfolio, owners of beneficial interests of the Equity 400 Index Portfolio or any other person or entity from the use of the S&P 400 Index or any data included therein. S&P makes no express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose or use with respect to the S&P 400 Index or any data included therein. Without limiting any of the foregoing, in no event shall S&P have any liability for any special, punitive, indirect or consequential damages (including lost profits), even if notified of the possibility of such damages.

ADDITIONAL INFORMATION CONCERNING THE RUSSELL 2000 INDEX

The State Street Equity 2000 Index Portfolio (the "Equity 2000 Index Portfolio") is not sponsored, endorsed, promoted by, or in any way affiliated with Frank Russell Company ("Russell"). Russell is not responsible for and has not reviewed the State Street Equity 2000 Index Fund or any associated literature or publications, and Russell makes no representation or warranty, express or implied, as to their accuracy or completeness, or otherwise. Russell reserves the right, at any time and without notice, to alter, amend, terminate or in any way change the Russell 2000 Index. Russell has no obligation to take the needs of any particular fund or its participants or any other product or person into consideration in determining, composing or calculating the Russell 2000 Index. Russell's publication of the Index in no way suggests or implies an opinion by Russell as to the attractiveness or appropriateness of investment in any or all securities upon which the Index is based. Russell makes no representation, warranty or guarantee as to the accuracy, completeness, reliability, or otherwise of the Russell 2000 Index or any data included in the Index. Russell makes no representation or warranty regarding the use, or the results of use, of the Russell 2000 Index or any data included therein, or any security (or combination thereof) comprising the Index.

Russell makes no express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose with respect to the Russell 2000 Index or any data or any security (or combination thereof) included therein.

ADDITIONAL INFORMATION CONCERNING THE MSCI(R) EAFE(R) INDEX

The State Street MSCI(R) EAFE(R) Index Portfolio (the "MSCI(R)
EAFE(R) Index Portfolio") is not sponsored, endorsed, sold or promoted by MSCI(R) or any affiliate of MSCI(R). Neither MSCI(R) nor any other party makes any representation or warranty, express or implied, to the owners of interests of the MSCI(R) EAFE(R) Index Portfolio or any member of the public regarding the advisability of investing in funds generally or in this fund particularly or the ability of the MSCI(R) EAFE(R) Index to track general stock market performance. MSCI(R) is the licensor of certain trademarks, service marks and trade names of MSCI(R) and of the MSCI(R) EAFE(R) Index, which is determined, composed and calculated by MSCI(R) without regard to the issuer of the MSCI(R) EAFE(R) Index Portfolio or the MSCI(R) EAFE(R) Index
Portfolio. MSCI(R) has no obligation to take the needs of the issuer of the MSCI(R) EAFE(R) Index Portfolio or the owners of interests of the MSCI(R) EAFE(R) Index Portfolio into consideration in determining, composing or calculating the MSCI(R) EAFE(R) Index. MSCI(R) is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of interests of the MSCI(R) EAFE(R) Index
Portfolio to be issued or in the determination or calculation of the equation by which interests of the MSCI(R) EAFE(R) Index Portfolio are redeemable for cash. Neither MSCI(R) nor any other party has any obligation or liability to owners of interests of the MSCI(R) EAFE(R) Index Portfolio in connection with the administration, marketing or trading of interests of the MSCI(R) EAFE(R) Index Portfolio.

Although MSCI(R) shall obtain information for inclusion in or for use in the calculation of the indexes from sources that MSCI(R) considers reliable, neither MSCI(R) nor any other party guarantees the accuracy and/or the completeness of the indexes or any data included therein. Neither MSCI(R) nor any other party makes any warranty, express or implied, as to results to be obtained by licensee, licensee's customers and counterparties, owners of interests of the MSCI(R) EAFE(R) Index Portfolio, or any other person or entity from the use of the Index or any data included therein in connection with the rights licensed thereunder or for any other use. Neither MSCI(R) nor any other party makes any express or implied warranties, and MSCI(R) hereby expressly disclaims all warranties of merchantability or fitness for a particular purpose with respect to the indexes or any data included therein. Without limiting any of the foregoing, in no event shall MSCI(R) or any other party have any liability for any direct, indirect, special, punitive, consequential or any other damages (including lost profits) even if notified of the possibility of such damages.

ADDITIONAL INFORMATION CONCERNING THE LBAB INDEX

The Aggregate Bond Index Portfolio is not sponsored, endorsed, sold or promoted by Lehman Brothers. Lehman Brothers makes no representation or warranty, express or implied, to the owners of beneficial interests of the Aggregate Bond Index Portfolio or any member of the public regarding the advisability of investing in securities generally or in the Aggregate Bond Index Portfolio particularly or the ability of the LBAB Index to track general performance. Lehman Brothers' only relationship to the Aggregate Bond Index Portfolio is the licensing of certain trademarks and trade names of Lehman Brothers and of the LBAB Index, which is determined, composed and calculated by Lehman Brothers without regard to the Aggregate Bond Index Portfolio. Lehman Brothers has no obligation to take the needs of the Aggregate Bond Index Portfolio or the owners of beneficial interests of the Aggregate Bond Index Portfolio into consideration in determining, composing or calculating the LBAB Index. Lehman Brothers is not responsible for and has not participated in the determination of the price and number of beneficial interests of the Aggregate Bond Index Portfolio or the timing of the issuance of sale of beneficial interests of the Aggregate Bond Index Portfolio. Lehman Brothers has no obligation or liability in connection with the administration, marketing or trading of the Aggregate Bond Index Portfolio.

Lehman Brothers does not guarantee the accuracy or the completeness of the LBAB Index or any data included therein, and Lehman Brothers shall have no liability for any errors, omissions or interruptions therein. Lehman Brothers makes no warranty, express or implied, as to results to be obtained by the Aggregate Bond Index Portfolio, owners of beneficial interests of the Aggregate Bond Index Portfolio or any other person or entity from the use of the LBAB Index or any data included therein. Lehman Brothers makes no express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose or use with respect to the LBAB Index or any data included therein. Without limiting any of the foregoing, in no event shall Lehman Brothers have any liability for any special, punitive, indirect or consequential damages (including lost profits), even if notified of the possibility of such damages.

ADDITIONAL INVESTMENTS AND RISKS

CASH RESERVES

Each Portfolio may hold portions of its assets in short-term debt instruments with remaining maturities of 397 days or less pending investment or to meet anticipated redemptions and day-to-day operating expenses. Short-term debt instruments consist of: (i) short-term obligations of the U.S. government, its agencies, instrumentalities, authorities or political subdivisions; (ii) other short-term debt securities rated at the time of purchase Aa or higher by Moody's Investors Service, Inc. ("Moody's") or AA or higher by Standard & Poor's Rating Group ("S&P") or, if unrated, of comparable quality in the opinion of SSgA Funds Management, Inc. (the "Adviser"); (iii) commercial paper; (iv) bank obligations, including negotiable certificates of deposit, time deposits and bankers' acceptances; and (v) repurchase agreements. At the time a Portfolio invests in commercial paper, bank obligations or repurchase agreements, the issuer or the issuer's parent must have outstanding debt rated Aa or higher by Moody's or AA or higher by S&P or outstanding commercial paper or bank obligations rated Prime-1 by Moody's or A-1 by S&P; or, if no such ratings are available, the instrument must be of comparable quality in the opinion of the Adviser. To the extent that a Portfolio holds the foregoing instruments its ability to track its corresponding Index may be adversely affected.

FUTURES CONTRACTS AND OPTIONS ON FUTURES

Each Portfolio may enter into futures contracts on securities in which it may invest or on indices comprised of such securities and may purchase and write call and put options on such contracts.

A financial futures contract is a contract to buy or sell a specified quantity of financial instruments such as U.S. Treasury bills, notes and bonds at a specified future date at a price agreed upon when the contract is made. An index futures contract is a contract to buy or sell specified units of an index at a specified future date at a price agreed upon when the contract is made. The value of a unit is based on the current value of the index. Under such contracts no delivery of the actual securities making up the index takes place. Rather, upon expiration of the contract, settlement is made by exchanging cash in an amount equal to the difference between the contract price and the closing price of the index at expiration, net of variation margin previously paid.

Substantially all futures contracts are closed out before settlement date or called for cash settlement. A futures contract is closed out by buying or selling an identical offsetting futures contract. Upon entering into a futures contract, a Portfolio is required to deposit an initial margin with the Custodian for the benefit of the futures broker. The initial margin serves as a "good faith" deposit that a Portfolio will honor its futures commitments. Subsequent payments (called "variation margin") to and from the broker are made on a daily basis as the price of the underlying investment fluctuates.

Options on futures contracts give the purchaser the right to assume a position in a futures contract at a specified price at any time before expiration of the option. A Portfolio will not commit more than 5% of the market value of its total assets to initial margin deposits on futures and premiums paid for options on futures.

ILLIQUID SECURITIES

Each Portfolio may invest in illiquid securities. A Portfolio will invest no more than 15% of its net assets in illiquid securities or securities that are not readily marketable, including repurchase agreements and time deposits of more than seven days' duration. The absence of a regular trading market for illiquid securities imposes additional risks on investments in these securities. Illiquid securities may be difficult to value and may often be disposed of only after considerable expense and delay.

LENDING OF PORTFOLIO SECURITIES

Each Portfolio has the authority to lend portfolio securities to brokers, dealers and other financial organizations in amounts up to 33 1/3% of the total value of its assets. Any such loan must be continuously secured by collateral in cash or cash equivalents maintained on a current basis in an amount at least equal to the market value of the securities loaned by a Portfolio. The Portfolio would continue to receive the equivalent of the interest or dividends paid by the issuer on the securities loaned, and would receive an additional return that may be in the form of a fixed fee or a percentage of the collateral. The Portfolio would have the right to call the loan and obtain the securities loaned at any time on notice of not more than five business days. In the event of bankruptcy or other default of the borrower, the Portfolio could experience both delays in liquidating the loan collateral or recovering the loaned securities and losses including (a) possible decline in the value of collateral or in the value of the securities loaned during the period while the Portfolio seeks to enforce its rights thereto, (b) possible subnormal levels of income and lack of access to income during this period, and (c) expenses of enforcing its rights.

OPTIONS ON SECURITIES AND SECURITIES INDICES

Each Portfolio may purchase or sell options on securities in which it may invest and on indices that are comprised of securities in which it may invest, subject to the limitations set forth above and provided such options are traded on a national securities exchange or in the over-the-counter market. Options on securities indices are similar to options on securities except there is no transfer of a security and settlement is in cash. A call option on a securities index grants the purchaser of the call, for a premium paid to the seller, the right to receive in cash an amount equal to the difference between the closing value of the index and the exercise price of the option times a multiplier established by the exchange upon which the option is traded. Typically, a call option will be profitable to the holder of the option if the value of the security or the index increases during the term of the option; a put option will be valuable if the value of the security or the index decreases during the term of the option. The Portfolios may also invest in warrants, which entitle the holder to buy equity securities at a specific price for a specific period of time.

PURCHASE OF OTHER INVESTMENT COMPANY FUNDS

Each Portfolio may, to the extent permitted under the Investment Company Act 1940 (the "1940 Act") and exemptive rules and orders thereunder, invest in shares of other investment companies which invest exclusively in money market instruments or in investment companies with investment policies and objectives which are substantially similar to the Portfolio's. These investments may be made temporarily, for example, to invest uncommitted cash balances or, in limited circumstances, to assist in meeting interestholder redemptions.

REPURCHASE AGREEMENTS

Each Portfolio may enter into repurchase agreements with banks and other financial institutions, such as broker-dealers. In substance, a repurchase agreement is a loan for which the Portfolio receives securities as collateral. Under a repurchase agreement, the Portfolio purchases securities from a financial institution that agrees to repurchase the securities at the Portfolio's original purchase price plus interest within a specified time (normally one business day). The Portfolio will limit repurchase transactions to those member banks of the Federal Reserve System and broker-dealers whose creditworthiness the Adviser considers satisfactory. Should the counterparty to a transaction fail financially, the Portfolio may encounter delay and incur costs before being able to sell the securities, or may be prevented from realizing on the securities. Further, the amount realized upon the sale of the securities may be less than that necessary to fully compensate the Portfolio.

SECTION 4(2) COMMERCIAL PAPER

Each Portfolio may also invest in commercial paper issued in reliance on the so-called private placement exemption from registration afforded by Section 4(2) of the Securities Act of 1933 ("Section 4(2) paper"). Section 4(2) paper is restricted as to disposition under the federal securities laws and generally is sold to institutional investors that agree that they are purchasing the paper for investment and not with a view to public distribution. Any resale by the purchaser must be in an exempt transaction. Section 4(2) paper normally is resold to other institutional investors like the Portfolios through or with the assistance of the issuer or investment dealers that make a market in Section 4(2) paper. Section 4(2) paper will not be subject to a Portfolio's percentage limitations on illiquid securities when the Adviser (pursuant to guidelines adopted by the Board) determines that a liquid trading market exists.

U.S. GOVERNMENT SECURITIES

Each Portfolio may purchase U.S. government securities. U.S. government securities include U.S. Treasury bills, notes, and bonds and other obligations issued or guaranteed as to interest and principal by the U.S. government and its agencies or instrumentalities. Obligations issued or guaranteed as to interest and principal by the U.S. government, its agencies or instrumentalities include securities that are supported by the full faith and credit of the United States Treasury, securities that are supported by the right of the issuer to borrow from the United States Treasury, discretionary authority of the U.S. government agency or instrumentality, and securities supported solely by the creditworthiness of the issuer.

WHEN-ISSUED SECURITIES

Each Portfolio may purchase securities on a when-issued basis. Delivery of and payment for these securities may take place as long as a month or more after the date of the purchase commitment. The value of these securities is subject to market fluctuation during this period, and no income accrues to the Portfolio until settlement takes place. The Portfolio segregates liquid securities in an amount at least equal to these commitments. When entering into a when-issued transaction, the Portfolio will rely on the other party to consummate the transaction; if the other party fails to do so, the Portfolio may be disadvantaged.

ADDITIONAL INVESTMENTS AND RISKS FOR THE MSCI(R) EAFE(R) INDEX PORTFOLIO AND THE AGGREGATE BOND INDEX PORTFOLIO

REVERSE REPURCHASE AGREEMENTS

The MSCI(R) EAFE(R) Index Portfolio and the Aggregate Bond Index Portfolio may enter into reverse repurchase agreements under the circumstances described in "Investment Restrictions." In substance, a reverse repurchase agreement is a borrowing for which the Portfolio provides securities as collateral. Under a reverse repurchase agreement, the Portfolio sells portfolio securities to a financial institution in return for cash in an amount equal to a percentage of the portfolio securities' market value and agrees to repurchase the securities at a future date at a prescribed repurchase price equal to the amount of cash originally received plus interest on such amount. A Portfolio retains the right to receive interest and principal payments with respect to the securities while they are in the possession of the financial institutions. Reverse repurchase agreements involve the risk of default by the counterparty, which may adversely affect a Portfolio's ability to reacquire the underlying securities.

TOTAL RETURN SWAPS

The MSCI(R) EAFE(R) Index Portfolio and the Aggregate Bond Index Portfolio may contract with a counterparty to pay a stream of cash flows and receive the total return of an index or a security for purposes of attempting to obtain a particular desired return at a lower cost to the Portfolio than if the Portfolio had invested directly in an instrument that yielded that desired return. A Portfolio's return on a swap will depend on the ability of its counterparty to perform its obligations under the swap. The Adviser will cause the Portfolio to enter into swap agreements only with counterparties that would be eligible for consideration as repurchase agreement counterparties under the Portfolio's repurchase agreement guidelines.

ADDITIONAL INVESTMENTS AND RISKS FOR THE MSCI(R) EAFE(R) INDEX PORTFOLIO

AMERICAN DEPOSITARY RECEIPTS AND EUROPEAN DEPOSITARY RECEIPTS

The MSCI(R) EAFE(R) Index Portfolio may purchase American Depositary Receipts ("ADRs") and European Depositary Receipts ("EDRs") of foreign corporations represented in the Portfolio's Index.

Generally, ADRs, in registered form, are designed for use in the U.S. securities markets and EDRs are issued by European financial institutions for trading primarily in European securities markets. ADRs are receipts typically issued by a U.S. bank or trust company evidencing ownership of the underlying securities. Generally, depositary receipts in registered form are designed for use in the U.S. securities market and depositary receipts in bearer form are designed for use in securities markets outside the United States. Depositary receipts may not necessarily be denominated in the same currency as the underlying securities into which they may be converted. Depositary receipts may be issued pursuant to sponsored or unsponsored programs. In sponsored programs, an issuer has made arrangements to have its securities traded in the form of depositary receipts. In unsponsored programs, the issuer may not be directly involved in the creation of the program. Although regulatory requirements with respect to sponsored and unsponsored programs are generally similar, in some cases it may be easier to obtain financial information from an issuer that has participated in the creation of a sponsored program. Accordingly, there may be less information available regarding issuers of securities underlying unsponsored programs and there may not be a correlation between such information and the market value of the depositary receipts. Depositary receipts also involve the risks of other investments in foreign securities.

ADRs represent the right to receive securities of foreign issuers deposited in a domestic bank or a correspondent bank or foreign issuers. However, by investing in ADRs rather than directly in a foreign issuer's stock, the Portfolio can avoid currency risks during the settlement period for either purchases or sales. In general, there is a large liquid market in the U.S. for many ADRs. The information available for ADRs is subject to the accounting, auditing and financial reporting standards of the domestic market or exchange on which they are traded, which standards are more uniform and more exacting than those to which many foreign issuers are subject. For purposes of the Portfolio's investment policies, the Portfolio's investments in ADRs, EDRs, and similar instruments will be deemed to be investments in the equity securities representing securities of foreign issuers to which they relate.

FOREIGN CURRENCY EXCHANGE CONTRACTS

The MSCI(R) EAFE(R) Index Portfolio may invest in foreign currency exchange contracts. The Portfolio has the authority to deal in forward foreign currency exchange contracts (including those involving the U.S. dollar). This is accomplished through individually negotiated contractual agreements to purchase or to sell a specified currency at a specified future date and price set at the time of the contract. The Portfolio's dealings in forward foreign currency exchange contracts may be with respect to a specific purchase or sale of a security or with respect to its portfolio positions generally.

ADDITIONAL INVESTMENTS AND RISKS FOR THE AGGREGATE BOND INDEX PORTFOLIO

ASSET-BACKED SECURITIES

The Aggregate Bond Index Portfolio may invest in asset-backed securities. Asset-backed securities represent undivided fractional interests in pools of instruments, such as consumer loans, and are similar in structure to mortgage-related securities described below. Payments of principal and interest are passed through to holders of the securities and are typically supported by some form of credit enhancement, such as a letter of credit, surety bond, limited guarantee by another entity or by priority to certain of the borrower's other securities. The degree of credit enhancement varies, generally applying only until exhausted and covering only a fraction of the security's par value. If the credit enhancement of an asset-backed security held by the Portfolio has been exhausted, and if any required payments of principal and interest are not made with respect to the underlying loans, the Portfolio may experience loss or delay in receiving payment and a decrease in the value of the security.

EURODOLLAR CERTIFICATES OF DEPOSIT ("ECDs"), EURODOLLAR TIME DEPOSITS ("ETDs") AND YANKEE CERTIFICATES OF DEPOSIT ("YCDs")

The Aggregate Bond Index Portfolio may invest in ECDs, ETDs and YCDs. ECDs and ETDs are U.S. dollar denominated certificates of deposit issued by foreign branches of domestic banks and foreign banks. YCDs are U.S. dollar denominated certificates of deposit issued by U.S. branches of foreign banks.

Different risks than those associated with the obligations of domestic banks may exist for ECDs, ETDs and YCDs because the banks issuing these instruments, or their domestic or foreign branches, are not necessarily subject to the same regulatory requirements that apply to domestic banks, such as loan limitations, examinations and reserve, accounting, auditing, recordkeeping and public reporting requirements. Obligations of foreign issuers also involve risks such as future unfavorable political and economic developments, withholding tax, seizures of foreign deposits, currency controls, interest limitations, and other governmental restrictions that might affect repayment of principal or payment of interest, or the ability to honor a credit commitment.

FORWARD COMMITMENTS

The Aggregate Bond Index Portfolio may contract to purchase securities for a fixed price at a future date beyond customary settlement time. When effecting such transactions, cash or marketable securities held by a Portfolio of a dollar amount sufficient to make payment for the portfolio securities to be purchased will be segregated on a Portfolio's records at the trade date and maintained until the transaction is settled. The failure of the other party to complete the transaction may cause the Portfolio to miss an advantageous price or yield. Forward commitments involve a risk of loss if the value of the security to be purchased declines prior to the settlement date, or if the other party fails to complete the transaction.

INTEREST RATE SWAPS

The Aggregate Bond Index Portfolio may enter into interest rate swap transactions with respect to any security it is entitled to hold. Interest rate swaps involve the exchange by the Portfolio with another party of their respective rights to receive interest, e.g., an exchange of floating rate payments for fixed rate payments. The Portfolio expects to enter into these transactions primarily to preserve a return or spread on a particular investment or portion of its portfolio or to protect against any increase in the price of securities it anticipates purchasing at a later date. The Portfolio intends to use these transactions as a hedge and not as a speculative investment.

INVESTMENT-GRADE BONDS

The Aggregate Bond Index Portfolio may invest in corporate notes and bonds that are rated investment-grade by a Nationally Recognized Statistical Rating Organization ("NRSRO") or, if unrated, are determined by the Adviser to be of comparable quality. Investment-grade securities include securities rated Baa by Moody's or BBB- by S&P (and securities of comparable quality), which have speculative characteristics.

MORTGAGE-RELATED SECURITIES

The Aggregate Bond Index Portfolio may invest in mortgage-related securities, including Government National Mortgage Association ("GNMA") Certificates ("Ginnie Maes"),

Federal Home Loan Mortgage Corporation ("FHLMC") Mortgage Participation Certificates ("Freddie Macs") and Federal National Mortgage Association ("FNMA") Guaranteed Mortgage Certificates ("Fannie Maes") and commercial mortgage backed securities that are in the Lehman Brothers Aggregate Bond Index. Mortgage certificates are mortgage-backed securities representing undivided fractional interests in pools of mortgage-backed loans. These loans are made by mortgage bankers, commercial banks, savings and loan associations and other lenders. Ginnie Maes are guaranteed by the full faith and credit of the U.S. Government, but Freddie Macs and Fannie Maes are not.

MORTGAGE-BACKED SECURITY ROLLS

The Aggregate Bond Index Portfolio may enter into "forward roll" transactions with respect to mortgage-backed securities issued by GNMA, FNMA or FHLMC. In a forward roll transaction, the Portfolio will sell a mortgage security to a dealer or other permitted entity and simultaneously agree to repurchase a similar security from the institution at a later date at an agreed upon price. The mortgage securities that are repurchased will bear the same interest rate as those sold, but generally will be collateralized by different pools of mortgages with different prepayment histories than those sold. There are two primary risks associated with the roll market for mortgage-backed securities. First, the value and safety of the roll depends entirely upon the counterparty's ability to redeliver the security at the termination of the roll. Therefore, the counterparty to a roll must meet the same credit criteria as the Portfolio's repurchase agreement counterparties. Second, the security which is redelivered at the end of the roll period must be substantially the same as the initial security, i.e., it must have the same coupon, be issued by the same agency and be of the same type, have the same original stated term to maturity, be priced to result in similar market yields and must be "good delivery." Within these parameters, however, the actual pools that are redelivered could be less desirable than those originally rolled, especially with respect to prepayment characteristics.

VARIABLE AND FLOATING RATE SECURITIES

The Aggregate Bond Index Portfolio may invest in variable and floating rate securities. A variable rate security provides for the automatic establishment of a new interest rate on set dates. Interest rates on these securities are ordinarily tied to, and are a percentage of, a widely recognized interest rate, such as the yield on 90-day U.S. Treasury bills or the prime rate of a specified bank. These rates may change as often as twice daily. Generally, changes in interest rates will have a smaller effect on the market value of variable and floating rate securities than on the market value of comparable fixed income obligations. Thus, investing in variable and floating rate securities generally allows less opportunity for capital appreciation and depreciation than investing in comparable fixed income securities.

ZERO COUPON SECURITIES

The Aggregate Bond Index Portfolio may invest in zero coupon securities. Zero coupon securities are notes, bonds and debentures that: (1) do not pay current interest and are issued at a substantial discount from par value; (2) have been stripped of their unmatured interest coupons and receipts; or (3) pay no interest until a stated date one or more years into the future. These securities also include certificates representing interests in such stripped coupons and receipts. Generally, changes in interest rates will have a greater impact on the market value of a zero coupon security than on the market value of comparable securities that pay interest periodically during the life of the instrument.

INVESTMENT RESTRICTIONS

The Trust has adopted the following restrictions applicable to all of the Portfolios, which may not be changed without the affirmative vote of a "majority of the outstanding voting securities" of a Portfolio, which is defined in the 1940 Act, to mean the affirmative vote of the lesser of (1) more than 50% of the outstanding interests of the Portfolio and (2) 67% or more of the interests present at a meeting if more than 50% of the outstanding interests are present at the meeting in person or by proxy.

A Portfolio may not:

           (1) Borrow more than 33 1/3% of the value of its total assets less all liabilities and indebtedness (other than such borrowings).

           (2) Underwrite securities issued by other persons except to the extent that, in connection with the disposition of its portfolio investments, it may be deemed to be an underwriter under certain federal securities laws.

           (3) Purchase or sell real estate, although it may purchase securities of issuers which deal in real estate, securities which are secured by interests in real estate, and securities which represent interests in real estate, and it may acquire and dispose of real estate or interests in real estate acquired through the exercise of its rights as a holder of debt obligations secured by real estate or interests therein.

           (4) Purchase or sell commodities or commodity contracts, except that it may purchase and sell financial futures contracts and options and may enter into foreign exchange contracts and other financial transactions not involving the direct purchase or sale of physical commodities.

           (5) Make loans, except by purchase of debt obligations in which the Portfolio may invest consistent with its investment policies, by entering into repurchase agreements, or by lending its portfolio securities.

           (6) With respect to 75% of its total assets, invest in the securities of any issuer if, immediately after such investment, more than 5% of the total assets of the Portfolio (taken at current value) would be invested in the securities of such issuer; provided that this limitation does not apply to obligations issued or guaranteed as to interest or principal by the U.S. government or its agencies or instrumentalities.

           (7) With respect to 75% of its total assets, acquire more than 10% of the outstanding voting securities of any issuer.

           (8) Purchase securities (other than securities of the U.S. government, its agencies or instrumentalities) if, as a result of such purchase, more than 25% of the Portfolio's total assets would be invested in any one industry.

           (9) Issue any class of securities which is senior to the Portfolio's beneficial interests, to the extent prohibited by the Investment Company Act of 1940, as amended.

In addition, it is contrary to each Portfolio's present policy, which may be changed without interestholder approval, to invest in (a) securities which are not readily marketable, (b) securities restricted as to resale (excluding securities determined by the Trustees of the Trust (or the person designated by the Trustees of the Trust to make such determinations) to be readily marketable), and (c) repurchase agreements maturing in more than seven days, if, as a result, more than 15% of the Portfolio's net assets (taken at current value) would be invested in securities described in (a), (b) and (c) above.

All percentage limitations on investments will apply at the time of the making of an investment and shall not be considered violated unless an excess or deficiency occurs or exists immediately after and as a result of such investment. Except for the investment restrictions listed above as fundamental or to the extent designated as such in the Prospectus with respect to a Portfolio, the other investment policies described in this Statement or in the Prospectus are not fundamental and may be changed by approval of the Trustees.

ITEM 13. MANAGEMENT OF THE TRUST

The Trustees are responsible for generally overseeing the Trust's business. The following table provides biographical information with respect to each Trustee and officer of the Trust. As of April 27, 2001, none of the Trustees was considered an "interested person" of the Trust, as defined in the 1940 Act.

                                                       POSITION WITH
                                                       STATE STREET              PRINCIPAL OCCUPATION DURING
NAME, AGE AND ADDRESS                                  MASTER FUNDS              THE PAST 5 YEARS
---------------------                                  ------------              ----------------

William L. Boyan (63)                                  Trustee                   Trustee of Old Mutual South Africa Equity Trust
           State Street Master Funds                                             since 1983; Chairman of the Board of Trustees of
           P.O. Box 1713                                                         Children's Hospital and Children's Medical Center
           Boston, Massachusetts 02105                                           since 1984; Director of John Hancock Mutual Life
                                                                                 Insurance Company, 1983 to 1998;

                                                                                 and President and Chief Operations Officer of
                                                                                 John Hancock Mutual Life Insurance Company,
                                                                                 1992 to 1998.

Michael F. Holland (56)                                Trustee and               Director and President of Holland &
           State Street Master Funds                   Chairman of               Company LLC, Chairman since 1995.
           P.O. Box 1713                               the Board
           Boston, Massachusetts 02105


Rina K. Spence (52)                                    Trustee                   President of SpenceCare International LLC since
           State Street Master Funds                                             1998; Chief Executive Officer of Consensus
           P.O. Box 1713                                                         Pharmaceutical, Inc., 1998 to 1999; and Founder,
           Boston, Massachusetts 02105                                           President and Chief Executive Officer of Spence
                                                                                 Center for Women's Health, 1994 to 1998.

Douglas T. Williams (60)                               Trustee                   Executive Vice President of Chase
           State Street Master Funds                                             Manhattan Bank, 1987 to 1999.
           P.O. Box 1713                                                         Mr. Williams retired in 1999.
           Boston, Massachusetts 02105


Kathleen C. Cuocolo (48)                               President                 Executive Vice President of State Street Bank and
           State Street Master Funds                                             Trust Company since 2000; and Senior Vice President
           P.O. Box 1713                                                         of State Street Bank and Trust Company, 1982 to
           Boston, Massachusetts 02105                                           2000.

James B. Little (65)                                   Treasurer                 Senior Vice President and Chief Financial Officer
           State Street Master Funds                                             of Mutual Funds, John Hancock, 1986 to 1998.
           P.O. Box 1713                                                         Mr. Little retired in 1998.
           Boston, Massachusetts 02105

Janine L. Cohen (48)                                   Assistant                 Senior Vice President of State Street
           State Street Master Funds                   Treasurer                 Bank and Trust Company since 2001; and
           P.O. Box 1713                                                         Vice President of State Street Bank and
           Boston, Massachusetts 02105                                           Trust Company, 1992 to 2000.


Julie A. Tedesco (43)                                  Assistant                  Vice President and Associate Counsel of
           State Street Master Funds                   Secretary                  State Street Bank and Trust Company
           P.O. Box 1713                                                          since 2000; and Counsel of First Data
           Boston, Massachusetts 02105                                            Investor Services Group, Inc., 1994 to 2000.


The By-Laws of the Trust provide that the Trust shall indemnify each person who is or was a Trustee of the Trust against all expenses, judgments, fines settlements and other amounts actually and reasonable incurred in connection with any proceedings if the person in good faith and reasonably believes that his or her conduct was in the Trust's best interest. The Trust, at its expense, provides liability insurance for the benefit of its

Trustees and officers.

Each Trustee receives for his or her services a $20,000 retainer in addition to $2,500 for each in-person meeting and $500 for each telephonic meeting.

The following table sets forth the total remuneration of Trustees and officers of the Trust for the fiscal year ended December 31, 2000.


                                                       Pension or                                     Total
                                                       Retirement            Estimated                Compensation
                                                       Benefits              Annual                   from
                                    Aggregate          Accrued as            Benefits                 Trust & Trust
                                    Compensation       Part of Trust         Upon                     Complex Paid
Name/Position                       from Trust         Expenses              Retirement               to Trustees

William L. Boyan, Trustee           $32,500                $0                    $0                    $32,500
Michael F. Holland, Trustee         $30,500                $0                    $0                    $30,500
Rina K. Spence, Trustee             $32,500                $0                    $0                    $32,500
Douglas T. Williams, Trustee        $32,500                $0                    $0                    $32,500
James B. Little                     $20,000                $0                    $0                    $20,000

The Trust and the Adviser have adopted codes of ethics (the "Codes of Ethics") under Rule 17j-1 of the 1940 Act. The Codes of Ethics permit personnel, subject to the Codes of Ethics and their provisions, to invest in securities, including securities that may be purchased or held by the Trust, Adviser, Transfer Agent and Custodian.

ITEM 14.  CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

As of April 1, 2001, the Trustees and officers of the Trust owned in the aggregate less than 1% of the shares of the Portfolios of the Trust (all series taken together).

Persons or organizations owning 25% or more of the outstanding shares of a Portfolio may be presumed to "control" (as that term is defined in the 1940 Act) a Portfolio. As a result, these persons or organizations could have the ability to approve or reject those matters submitted to the shareholders of such Portfolio for their approval.

As of April 1, 2001, the names and Interests ownership of the entities which held 5 percent or more of the outstanding Interests of any of the Trust's Portfolios were as follows:

                                                                 Percentage of Interests
                                                                 -----------------------
State Street Equity 500 Index Portfolio
           AAdvantage S&P 50 Index Fund                                 11.059%
           SSgA S&P 500 Index Fund                                      88.769%

State Street MSCI(R) EAFE(R) Index Portfolio
           SelectRE Pension Plan                                        99.7729%

ITEM 15.  INVESTMENT ADVISORY AND OTHER SERVICES

SSgA Funds Management, Inc. is responsible for the investment management of the Portfolios pursuant to an Investment Advisory Agreement dated May 1, 2001 (the "Advisory Agreement"), by and between the Adviser and the Trust. Prior to May 1, 2001, State Street Bank and Trust Company ("State Street") served as investment adviser to the Portfolios pursuant to an Investment Advisory Agreement dated March 1, 2000, by and between State Street and the Trust. Both the Adviser and State Street are wholly owned subsidiaries of State Street Corporation, a publicly held bank holding company. The Adviser's and State Street's principal address is Two International Place, Boston, Massachusetts 02110. As of December 31, 2000, the Adviser and its affiliates managed approximately $724.5 billion in assets.

Under the terms of the Advisory Agreement, the Adviser, subject to the supervision and direction of the Board of Trustees of the Trust, directs each Portfolio's investments in accordance with its investment objectives, policies and limitations. For these services, and the administration, transfer agency and custody services State Street provides, each Portfolio pays an advisory fee at the rates stated in their respective Prospectuses dated April 28, 2001. For the fiscal year ended December 31, 2000, the Trust paid State Street for its services as advisor, administration, transfer agent and custodian, an advisory fees totaling $976,673.

The Adviser and its affiliates may have deposit, loan and other commercial banking relationships with the issuers of obligations that may be purchased on behalf of one or more Portfolios of the Trust, including outstanding loans to such issuers, which could be repaid in whole or in part with the proceeds of securities so purchased. Such affiliates deal, trade and invest for their own accounts in such obligations and are among the leading dealers of various types of such obligations. The Adviser has informed the Trust that, in making its investment decisions, it does not obtain or use material inside information in its possession or in the possession of any of its affiliates. In making investment recommendations for any Portfolio, the Adviser will not inquire or take into consideration whether an issuer of securities proposed for purchase or sale by the Portfolio is a customer of the Adviser, its parent or its subsidiaries or affiliates and, in dealing with its customers, the Adviser, its parent, subsidiaries and affiliates will not inquire or take into consideration whether securities of such customers are held by any Portfolio managed by the Adviser or any such affiliate.

In certain instances there may be securities that are suitable for a Portfolio as well as for one or more of the Adviser's other clients. Investment decisions for the Trust and for the Adviser's other clients are made with a view to achieving their respective investment objectives. It may develop that a particular security is bought or sold for only one client even though it might be held by, or bought or sold for, other clients. Likewise, a particular security may be bought for one or more clients when one or more clients are selling that same security. Some simultaneous transactions are inevitable when several clients receive investment advice from the same investment adviser, particularly when the same security is suitable for the investment objectives of more than one client. When two or more clients are simultaneously engaged in the purchase or sale of the same security, the securities are allocated among clients in a manner believed to be equitable to each. It is recognized that in some cases this system could have a detrimental effect on the price or volume of the security as far as the Portfolio is concerned. However, it is believed that the ability of each Portfolio to participate in volume transactions will produce better executions for the Portfolios.

ADMINISTRATOR, CUSTODIAN AND TRANSFER AGENT

The Trust has entered into an Administrative Services Agreement (the "Administration Agreement") with State Street Bank and Trust Company ("State Street"). Pursuant to the Administration Agreement, State Street is obligated on a continuous basis to provide such administrative services as the Board of Trustees of the Trust reasonably deems necessary for the proper administration of the Trust and each Portfolio. State Street will generally assist in all aspects of the Trust's and the Portfolios' operations; supply and maintain office facilities (which may be in State Street's own offices); provide statistical and research data, data processing services, clerical, accounting, bookkeeping and record keeping services (including without limitation the maintenance of such books and records as are required under the 1940 Act and the rules thereunder, except as maintained by other agents), internal auditing, executive and administrative services, and stationery and office supplies; prepare reports to interestholders or investors; prepare and file tax returns; supply financial information and supporting data for reports to and filings with the Securities and Exchange Commission (the "SEC") and various state Blue Sky authorities; supply supporting documentation for meetings of the Board of Trustees; provide monitoring reports and assistance regarding compliance with Declarations of Trust, By-laws, investment objectives and policies and with Federal and state securities laws; arrange for appropriate insurance coverage; calculate NAVs, net income and realized capital gains or losses; and negotiate arrangements with, and supervise and coordinate the activities of, agents and others to supply services. Pursuant to the Administration Agreement, the Trust has agreed to indemnify the Administrator for certain liabilities, including certain liabilities arising under federal securities laws, unless such loss or liability results from the Administrator's gross negligence or willful misconduct in the performance of its duties.

The Trust has entered into a Custodian Agreement with State Street (the "Custodian Agreement"). Pursuant to the Custodian Agreement, State Street serves as Custodian for each Portfolio. As Custodian, State Street holds the Portfolios' assets.

The Trust has entered into a Transfer Agency Agreement with State Street (the "Transfer Agency Agreement"). Pursuant to the Transfer Agency Agreement, State Street serves as transfer agent for the Portfolios.

COUNSEL AND INDEPENDENT AUDITORS

Ropes & Gray, One International Place, Boston, Massachusetts 02110, serves as counsel to the Trust. Ernst & Young LLP are the independent auditors for the Portfolios, providing audit services, tax return preparation, and assistance and consultation with respect to the preparation of filings with the Securities and Exchange Commission (the "SEC"). The principal business address of Ernst & Young LLP is 200 Clarendon Street, Boston, Massachusetts 02116.

ITEM 16.  BROKERAGE ALLOCATION AND OTHER PRACTICES

The policy of the Trust regarding purchases and sales of securities for the Portfolios is that primary consideration will be given to obtaining the most favorable prices and efficient executions of transactions. Consistent with this policy, when securities transactions are effected on a stock exchange, the Trust's policy is to pay commissions that are considered fair and reasonable without necessarily determining that the lowest possible commissions are paid in all circumstances. The Trust believes that a requirement always to seek the lowest possible commission cost could impede effective portfolio management and preclude the Portfolio and the Adviser from obtaining high-quality brokerage and research services.

In seeking to determine the reasonableness of brokerage commissions paid in any transaction, the Adviser relies upon its experience and knowledge regarding commissions generally charged by various brokers and on its judgment in evaluating the brokerage and research services received from the broker effecting the transaction. Such determinations are necessarily subjective and imprecise, as in most cases an exact dollar value for those services is not ascertainable. In seeking to implement the Trust's policies, the Adviser effects transactions with those brokers and dealers who the Adviser believes provide the most favorable prices and are capable of providing efficient executions. If the Adviser believes such price and execution are obtainable from more than one broker or dealer, it may give consideration to placing portfolio transactions with those brokers and dealers who also furnish research and other services to the Portfolios or the Adviser. Such services may include, but are not limited to, information as to the availability of securities for purchase or sale and statistical information pertaining to corporate actions affecting stocks, including but not limited to, stocks within the index whose performance the Portfolio in question seeks to replicate. The fee paid by the Portfolios is not reduced because the Adviser or its affiliates receive these services even though the Adviser might otherwise have been required to purchase some of these services for cash.

The Adviser assumes general supervision over placing orders on behalf of the Trust for the purchase or sale of portfolio securities. If purchases or sales of portfolio securities of the Trust and one or more other investment companies or clients supervised by the Adviser are considered at or about the same time, transactions in such securities are allocated among the several investment companies and clients in a manner deemed equitable to all by the Adviser. In some cases, this procedure could have a detrimental effect on the price or volume of the security so far as the Trust is concerned. However, in other cases, it is possible that the ability to participate in volume transactions and to negotiate lower brokerage commissions will be beneficial to the Trust. The primary consideration is prompt execution of orders at the most favorable net price.

ITEM 17.  CAPITAL STOCK AND OTHER SECURITIES

Under the Declaration of Trust, the Trustees are authorized to issue an unlimited number of beneficial interests in each Portfolio. Upon liquidation or dissolution of a Portfolio, investors are entitled to share pro rata in the Portfolio's net assets available for distribution to its investors. Investments in a Portfolio have no preference, preemptive, conversion or similar rights and are fully paid and nonassessable, except as set forth below. Investments in a Portfolio may not be transferred.

Each investor is entitled to a vote in proportion to the amount of its investment in the Portfolio. Investors do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interest in the Trust may elect all of the Trustees if they choose to do so. The Trust is not required and has no current intention to hold annual meetings of investors but the Trust will hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote.

Under Massachusetts law, interestholders in a Massachusetts trust could, under certain circumstances, be held personally liable for the obligations of the Trust. However, the Declaration of Trust disclaims interestholder liability for acts or obligations of the Trust and provides for indemnification out of the Trust's or Portfolios' property for any claim or liability to which the interestholder may become subject by reason of being or having been an interestholder and for reimbursement of the interestholder for all legal and other expenses reasonably incurred by the interestholder in connection with any such claim or liability. Thus the risk of an interestholder's incurring financial loss on account of interestholder liability is limited to circumstances in which the Trust would be unable to meet its obligations.

ITEM 18.  PURCHASE, REDEMPTION AND PRICING OF BENEFICIAL INTERESTS

Beneficial interests of the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the 1933 Act. See "Purchasing Beneficial Interests" and "Redeeming Beneficial Interests" in Part

 A.

Each Portfolio determines the net asset value per interest in the Portfolio on each day on which the New York Stock Exchange (the "NYSE") is open for trading ("Portfolio Business Day"). This determination is made each Portfolio Business Day at the close of regular trading on the NYSE (the "Valuation Time") by dividing the value of the Portfolio's net assets (i.e., the value of its securities and other assets less its liabilities, including expenses payable or accrued) by the number of interests outstanding at the time the determination is made. As of the date of this Part B, the NYSE is open for trading every weekday except for: (a) the following holidays: New Year's Day, Martin Luther King, Jr.'s Birthday, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas; and (b) the preceding Friday or the subsequent Monday when one of the calendar-determined holidays falls on a Saturday or Sunday, respectively). Purchases and withdrawals will be effected at the time of determination of net asset value next following the receipt of any purchase or withdrawal order.

Equity and debt securities (other than short-term debt obligations maturing in 60 days or less), including listed securities and securities for which price quotations are available, will normally be valued on the basis of market value. This generally means that equity securities and fixed income securities listed and traded principally on any national securities exchange, including securities traded on the NASDAQ National Market System, are valued on the basis of the last sale price or, lacking any sales, at the closing bid price, on the primary exchange on which the security is traded. U.S. equity and fixed-income securities traded principally over-the-counter and options are valued on the basis of the last reported bid price prior to the Valuation Time. Futures contracts are valued on the basis of the last reported sale price prior to the Valuation Time. Short-term debt obligations and money market securities maturing in 60 days or less are valued at amortized cost, which approximates market. Other assets are valued at fair value using methods determined in good faith by the Board of Trustees.

ITEM 19.  TAXATION OF THE PORTFOLIO

The Trust is organized as a business trust under Massachusetts Law. It is intended that each Portfolio operate and be treated as a partnership for federal income tax purposes and not as a "publicly traded partnership." As a result, a Portfolio should not be subject to federal income tax; instead, each investor in a Portfolio is required to take into account in determining its federal income tax liability its allocable share of the Portfolio's income, gains, losses, deductions, credits and tax preference items, without regard to whether it has received any cash or property distributions from the Portfolio. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder. Although the partnership is not subject to federal income tax, the Trust will file the appropriate income tax returns.

It is intended that each Portfolio's assets, and the income generated therefrom, will be managed in such a way that an investor in the Portfolio desiring to qualify as a regulated investment company ("RIC") will satisfy the requirements of Subchapter M of the Code, assuming that the investor invests all of its assets in the Portfolio.

An investor's adjusted tax basis in a Portfolio will generally be the aggregate price paid therefor, increased by the amounts of its distributive shares of items of realized net income and gain, and reduced, but not below zero, by the amounts of its distributive shares of items of net loss and the amounts of any distributions received by the investor. To the extent the cash proceeds of any withdrawal or distribution exceed an investor's adjusted tax basis in the Portfolio, the investor will generally realize gain for federal income tax purposes. If, upon complete withdrawal (i.e., redemption of entire interest in the Portfolio), the investor's adjusted tax basis in its interest in the Portfolio exceeds the proceeds of the withdrawal, the investor will generally realize a loss for federal income tax purposes.

Taxation of Certain Financial Instruments. Each Portfolio may enter into futures contracts, options on futures contracts and options on securities indices. Such contracts held by a Portfolio at the close of its taxable year will generally be treated for federal income tax purposes as sold for their fair market value on the last business day of such year, a process known as "marking-to-market." Forty percent of any gain or loss resulting from this constructive sale will be treated as short-term capital gain or loss and 60 percent of such gain or loss will be treated as long-term capital gain or loss without regard to the period a Portfolio actually held the instruments. The amount of any capital gain or loss actually realized by a Portfolio in a subsequent sale or other disposition of the instruments is adjusted to reflect any capital gain or loss taken into account in a prior year as a result of the constructive sale of the instruments. The hedging transactions undertaken by a Portfolio may result in "straddles" for federal income tax purposes. The straddle rules may affect the character of gains or losses realized by a Portfolio. In addition, losses realized by a Portfolio on positions that are part of a straddle may be deferred under the straddle rules, rather than being taken into account in calculating the taxable income for the taxable year in which the losses are realized.

A Portfolio may make one or more of the elections available under the Code which are applicable to straddles. If a Portfolio makes any of the elections, the amount, character and timing of the recognition of gains and losses from the affected straddle positions will be determined under the rules that vary according to the election(s) made. The rules applicable under certain of the elections may operate to accelerate the recognition of gains or losses from the affected straddle positions. Because the straddle rules may affect the character of gains or losses, defer losses and/or accelerate the recognition of gains or losses from the affected straddle positions, the amount which may be reported to investors and which will be taxable to them as ordinary income or long-term capital gain, may be increased or decreased as compared to a Portfolio that did not engage in such hedging transactions.

Foreign Income. Income received by a Portfolio from sources within foreign countries may be subject to withholding and other foreign taxes. Tax conventions between certain countries and the United States may reduce or eliminate such taxes. It is impossible to determine the effective rate of foreign tax in advance since the amount of a Portfolio's assets to be invested in various countries will vary. If a Portfolio is liable for foreign taxes, and if more than 50% of the value of the Portfolio's total assets at the close of its taxable year consists of stocks or securities of foreign corporations, an investor in the Portfolio that is a RIC may make an election pursuant to which certain foreign taxes paid by it would be treated as having been paid directly by its shareholders. Pursuant to such election, the RIC's share of the amount of foreign taxes paid by the Portfolio will be included in the income of the RIC's shareholders, and such shareholders (except tax-exempt shareholders) may, subject to certain limitations, claim either a credit or deduction for the taxes. Each RIC investor will be notified after the close of the Portfolio's taxable year whether the foreign taxes paid will "pass through" for that year and, if so, such notification will designate (a) the RIC investor's portion of the foreign taxes paid to each such country and (b) the portion which represents income derived from sources within each such country.

The amount of foreign taxes for which an investor may claim a credit in any year will generally be subject to a separate limitation for "passive income," which includes, among other items of income, dividends, interest and certain foreign currency gains. Because capital gains realized by a Portfolio on the sale of foreign securities will be treated as U.S.-source income, the available credit of foreign taxes paid with respect to such gains may be restricted by this limitation.

The foregoing discussion summarizes some of the consequences under the current federal tax law of an investment in the Portfolios. It is not a substitute for personal tax advice. Consult your personal tax adviser about the potential tax consequences of an investment in a Portfolio including in-kind transactions under all applicable tax laws.

Non-U.S. investors in the Portfolios should consult their tax advisers concerning the tax consequences of ownership of an interest in a Portfolio, including the possibility that distributions may be subject to a 30 percent United States withholding tax (or a reduced rate of withholding provided by treaty).

ITEM 20.  UNDERWRITERS

Investment companies, common and commingled trust funds and similar organizations and entities may continuously invest in the Portfolio.

ITEM 21.  CALCULATION OF PERFORMANCE DATA

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The Portfolios' "average annual total return" figures described and shown in each Portfolio's Prospectus are computed according to a formula prescribed by the SEC. The formula can be expressed as follows:

                                   P(1+T)n=ERV

Where:

           P         =          a hypothetical initial payment of $1000.
           T         =          average annual total return.
           n         =          number of years.
           ERV       =          Ending Redeemable Value of a hypothetical
                                $1,000 payment made at the beginning of the 1, 5, or 10 year periods at the end of such periods, assuming reinvestment of all dividends and distributions.

The Equity 500 Index Portfolio's average annual total return for the period from March 1, 2000 (commencement of operations) through December 31, 2000 is as follows:

           March 1, 2000 through December 31, 2000                 (2.41%)

The MSCI(R) EAFE(R) Index Portfolio's average annual total return for the period from November 13, 2000 (commencement of operations) through December 31, 2000 is as follows:

           November 13, 2000 through December 31, 2000              0.80%

In addition to total return, the Portfolios may quote performance in terms of a 30-day yield. The yield figures provided will be calculated according to a formula prescribed by the SEC and can be expressed as follows:

           Yield =         2[({a-b/cd}+1)6 - 1]

Where:
                     a =       dividends and interest earned during the period.

                     b =       expenses accrued for the period (net of
                               reimbursements).

                     c = the average daily number of shares outstanding during the period that were entitled to receive dividends.

                     d = the maximum offering price per share on the last day of the period.

For the purpose of determining the interest earned (variable "a" in the formula) on debt obligations that were purchased by a Portfolio at a discount or premium, the formula generally calls for amortization of the discount or premium; the amortization schedule will be adjusted monthly to reflect changes in the market value of the debt obligations.

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Under this formula, interest earned on debt obligations for purposes of "a"
above, is calculated by (1) computing the yield to maturity of each obligation held by a Portfolio based on the market value of the obligation (including actual accrued interest) at the close of business on the last day of each month, or, with respect to obligations purchased during the month, the purchase price (plus actual accrued interest), (2) dividing that figure by 360 and multiplying the quotient by the market value of the obligation (including actual accrued interest as referred to above) to determine the interest income on the obligation in a Portfolio's portfolio (assuming a month of 30 days) and (3) computing the total of the interest earned on all debt obligations during the 30-day or one month period. Undeclared earned income, computed in accordance with generally accepted accounting principles, may be subtracted from the maximum offering price calculation required pursuant to "d" above.

The Portfolios' performance will vary from time to time depending on market conditions, the composition of its portfolio and operating expenses. Consequently, any given performance quotation should not be considered representative of the performance of a Portfolio for any specified period in the future. Because performance will vary, it may not provide a basis for comparing an investment in shares of a Portfolio with certain bank deposits or other investments that may pay a fixed return for a stated period of time. Investors comparing a Portfolio's performance with that of other mutual funds should give consideration to the nature, quality and maturity of the respective investment companies' portfolio securities and market conditions. An investor's principal is not guaranteed by the Portfolios.

ITEM 22.  FINANCIAL STATEMENTS

The audited financial statements for the fiscal year ended December 31, 2000 for Equity 500 Index Portfolio and the MSCI(R) EAFE(R) Index Portfolio are included in their respective Annual Reports, which were filed with the SEC on February 26, 2001, and are incorporated into this Statement of Additional Information by reference.

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PART C

We have omitted responses to Items 23(e) and (i)-(k) pursuant to paragraph 2(b) of General Instruction B to Form N-1A.

ITEM 23.  EXHIBITS

(a) Second Amended and Restated Declaration of Trust filed as Exhibit (a) to Amendment No. 1 to Registrant's Registration Statement on Form N-1A and is incorporated by reference herein.

(b) By-laws of the Trust filed as Exhibit (b) to Registrant's Registration Statement on Form N-1A and is incorporated by reference herein.

(c)        Not applicable.

(d)(1) Form of Investment Advisory Contract filed as Exhibit (d) to Registrant's Registration Statement on Form N-1A and is incorporated by reference herein.

   (2) Form of Investment Advisory Agreement between SSgA Funds Management, Inc. and the Trust is filed herewith.

(f)        Not applicable.

(g)(1) Form of Custodian Agreement filed as Exhibit (g) to Registrant's Registration Statement on Form N-1A and is incorporated by reference herein.

(2)        Form of Amendment to Custodian Agreement is filed herewith.

(h)(1) Transfer Agent and Services Agreement filed as Exhibit (h)(1) to Amendment No. 1 to Registrant's Registration Statement on Form N-1A and is incorporated by reference herein.

   (2) Form of Administration Agreement filed as Exhibit (h)(2) to Registrant's Registration Statement on Form N-1A and is incorporated by reference herein.



(j)(1)     Consent of Ernst & Young LLP is filed herewith.

   (2)     Powers of Attorney are filed herewith.


(l)        Not applicable.

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(m)        Not applicable.

(n)        Not applicable.

(p)(1)     Code of Ethics of the Trust is filed herewith.

(p)(2)     Code of Ethics of State Street Global Advisors is filed herewith.

(p)(3)     Code of Ethics of SSgA Funds Management, Inc. is filed herewith.


ITEM 24.  PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH THE PORTFOLIO

See Item 14 in Part B for information regarding ownership of the State Street Equity 500 Index Portfolio and the MSCI(R) EAFE(R) Index Portfolio.

ITEM 25.  INDEMNIFICATION

Pursuant to Section 5.3 of the Registrant's Second Amended and Restated Declaration of Trust and under Section 4.8 of the Registrant's By-Laws, the Trust will indemnify any person who is, or has been, a Trustee, officer, employee or agent of the Trust against all expenses reasonably incurred or paid by him/her in connection with any claim, action, suit or proceeding in which he/she becomes involved as a party or otherwise by virtue of his/her being or having been a Trustee, officer, employee or agent and against amounts paid or incurred by him/her in the settlement thereof, if he/she acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interests of the Trust, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his/her conduct was unlawful. In addition, indemnification is permitted only if it is determined that the actions in question did not render him/her liable by reason of willful misfeasance, bad faith or gross negligence in the performance of his/her duties or by reason of reckless disregard of his/her obligations and duties to the Registrant. The Registrant may also advance money for litigation expenses provided that Trustees, officers, employees and/or agents give their undertakings to repay the Registrant unless their conduct is later determined to permit indemnification.

Pursuant to Section 5.2 of the Registrant's Second Amended and Restated Declaration of Trust, no Trustee, officer, employee or agent of the Registrant shall be liable for any action or failure to act, except in the case of willful misfeasance, bad faith or gross negligence or reckless disregard of duties to the Registrant. Pursuant to paragraph 9 of the Registrant's Investment Advisory Agreement, the Adviser shall not be liable for any action or failure to act, except in the case of willful misfeasance, bad faith or gross negligence or reckless disregard of duties to the Registrant.

Insofar as indemnification for liability arising under the Securities Act of 1933 may be

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permitted to Trustees, officers and controlling persons of the registrant pursuant to the provisions of Rule 484 under the Act, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a Trustee, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such Trustee, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The Registrant maintains insurance on behalf of any person who is or was a Trustee, officer, employee or agent of Registrant, or who is or was serving at the request of Registrant as a trustee, director, officer, employee or agent of another trust or corporation, against any liability asserted against him/her and incurred by him/her or arising out of his/her position. However, in no event will Registrant maintain insurance to indemnify any such person for any act for which Registrant itself is not permitted to indemnify him/her.

ITEM 26.  BUSINESS AND OTHER CONNECTIONS OF THE INVESTMENT ADVISER

See "Management of the Trust" in Part B. Information as to the directors and officers of the Adviser is included in its Form ADV filed with the SEC and is incorporated herein by reference thereto.

ITEM 27.  PRINCIPAL UNDERWRITERS

Not applicable.

ITEM 28.  LOCATION OF ACCOUNTS AND RECORDS

The accounts and records of the Registrant are located, in whole or in part, at the office of the Registrant and the following locations:

STATE STREET MASTER FUNDS                             PO Box 1713
(the "Registrant")                                    Boston, MA 02105-1713

SSgA FUNDS MANAGEMENT, INC. (the "Adviser")           Two International Place
                                                      Boston, MA 02110

STATE STREET BANK AND TRUST COMPANY                   Two International Place
                                                      Boston, MA 02110

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ITEM 29.  MANAGEMENT SERVICES

Not applicable.

ITEM 30.  UNDERTAKINGS

Not applicable.

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SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant, State Street Master Funds, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Boston and Commonwealth of Massachusetts on the 27th day of April, 2001.


STATE STREET MASTER FUNDS



By:        /s/Kathleen C. Cuocolo
           ---------------------
           Kathleen C. Cuocolo
           President (Principal Executive Officer)

By:        /s/James Little
           ---------------
           James Little
           Treasurer (Principal Accounting Officer)

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                                  EXHIBIT LIST

EXHIBIT NO.                                   DESCRIPTION
-----------                                   -----------

99.(d)(2)                   Form of Investment Advisory Agreement between
                            SSgA Funds Management, Inc. and the Trust

99.(g)(2)                   Form of Amendment to Custodian Agreement

99.(j)(1)                   Consent of Ernst & Young LLP

99.(j)(2)                   Powers of Attorney

99.(p)(1)                   Code of Ethics of the Trust

99.(p)(2)                   Code of Ethics of State Street Global Advisors

99.(p)(3)                   Code of Ethics of SSgA Funds Management, Inc.

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